                                                                    EXHIBIT 4.24


                                                                [CONFORMED COPY]



                          TRANS WORLD AIRLINES, INC.,
                      as Originator, Seller, and Servicer

                                      and

                           CONSTELLATION FINANCE LLC,
                                  as Purchaser



                         _____________________________


                          SALE AND SERVICING AGREEMENT

                          ____________________________



                         Dated as of December 30, 1997

TABLE OF CONTENTS
-----------------

Section    Page
-------    ----


                             ARTICLE  IDEFINITIONS


1.1   Defined Terms 1
1.2   Other Definitional Provisions  6


                   ARTICLE IIPURCHASE AND SALE OF RECEIVABLES

2.1     Purchase and Sale of Receivables                      6
2.2     Purchase Price                                        8
2.3     Payment of Purchase Price                             8
2.4     No Repurchase                                         9
2.5     Adjustments                                           9
2.6     Limited Repurchase Obligation                        10
2.7     Purchase of Purchaser's Interest in Receivable Pool  10
2.8     Certain Charges                                      11
2.9     Certain Allocations                                  11
2.10    Further Action                                       11
2.11    Further Assurances by Purchaser                      12


                   ARTICLE IIICONDITIONS TO PURCHASE AND SALE


3.1   Conditions Precedent to the Purchaser's Initial Purchase of Receivables 13
3.2   Conditions Precedent to All the Purchaser's Purchases of Receivables  14


                    ARTICLE IVREPRESENTATIONS AND WARRANTIES


4.1   Representations and Warranties of the Company Relating to the Company  15
4.2 Representations and Warranties of the Company Relating to the Receivables and the Contracts 25


                               ARTICLE VCOVENANTS

5.1   Affirmative Covenants of the Company  26
5.2   Negative Covenants of the Company  27


              ARTICLE VIADMINISTRATION AND SERVICINGOF RECEIVABLES

6.1    Acceptance of Appointment and Other Matters Relating to the Servicer  29
6.2    Servicing Compensation.                                               31
6.3    Representations, Warranties and Covenants of the Servicer.            32
6.4    Notices to Initial Servicer                                           35

                                  ARTICLE VII
                     OTHER MATTERS RELATING TO THE SERVICER

7.1    Liability of the Servicer                                             35
7.2    Merger or Consolidation of, or Assumption of the Obligations of,
the Servicer                                                                 35
7.3    Limitation on Liability of the Servicer and Others                    36
7.4    Servicer Indemnification of the Trustee                               36
7.5    The Servicer Not to Resign                                            37
7.6    Access to Certain Documentation and Information Regarding the
Receivables                                                                  37

                                 ARTICLE VIII
                          PURCHASE TERMINATION EVENTS


8.1   Purchase Termination Events  37


                                  ARTICLE IX
                               SERVICER DEFAULTS


9.1   Servicer Defaults  38
9.2   Covenants of the Servicer  39



                                   ARTICLE X
                                   THE NOTE

10.1    Note                                    40
10.2    Prepayments                             40
10.3    Maturity Date                           40

10.4    Restrictions on Transfer of Note        40


                                  ARTICLE XI
                                 MISCELLANEOUS


 11.1  Annual Certificate                       41
 11.2  Payments                                 41
 11.3  Costs and Expenses                       41
 11.4  Successors and Assigns                   41
 11.5  GOVERNING LAW                            41
 11.6  No Waiver; Cumulative Remedies           42
 11.7  Amendments and Waivers                   42
 11.8  Severability                             42
 11.9  Notices                                  42
11.10  Counterparts                             43
11.11  WAIVERS OF JURY TRIAL                    43
11.12  Submission To Jurisdiction; Waivers      43
11.13  No Bankruptcy Petition                   44
11.14  Limited Recourse                         44
11.15  Termination                              44
11.16  Confidentiality                          44

SCHEDULE 1     DISCOUNTED PERCENTAGE
SCHEDULE 2     CONSTELLATION FINANCE LLC
                INITIAL SALE - OF RECEIVABLES
SCHEDULE 3     IDENTIFICATION OF LOCKBOXES AND CONCENTRATION AMOUNT

EXHIBIT A      FORM OF NOTE

EXHIBIT B      FORM OF ANNUAL OFFICER'S CERTIFICATE

    SALE AND SERVICING AGREEMENT, dated as of December 30, 1997 (this "Agreement"), between TRANS WORLD AIRLINES, INC., a Delaware corporation (in its capacity as originator and seller of the Receivables hereunder, the "Company";
                                                                     -------
and in its capacity as servicer hereunder and under the Base Indenture (as defined herein) and any Supplement thereto, the "Servicer", and CONSTELLATION
                                                 --------
FINANCE LLC, a Delaware limited liability company (the "Purchaser").
                                                        ---------


                              W I T N E S S E T H:
                              -------------------

    WHEREAS, in the ordinary course of business, the Company generates accounts receivable;

    WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, all the Company's right, title and interest in, to and under the Receivables;

    NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                                I      ARTICLE

                                  DEFINITIONS



(a)       Defined Terms.    Capitalized terms used in this Agreement shall have
          -------------
the respective meanings assigned to such terms in the Base Indenture between Constellation Finance LLC, as Issuer and The Chase Manhattan Bank, as trustee, dated as of December 30, 1997 (the "Base Indenture") unless otherwise defined
                                    --------------
herein.


(b)       The following capitalized terms shall have the following meanings:

          "Alternate Base Rate" shall mean, for any day, a rate per annum equal
           -------------------
    to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For
                                                       ----
    purposes hereof: "Prime Rate" shall mean the rate of interest per annum
                      ----------
    publicly announced from time to time by Morgan Guaranty Trust Company of New York as its prime rate in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced); and "Federal Funds Effective Rate" shall mean, for any
                              ----------------------------
    day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Servicer from three federal funds brokers of recognized standing selected by it. If the Servicer shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Servicer to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, or the Federal Funds Effective Rate, respectively.

          "Available Funds" shall mean, on any Business Day, an amount equal to
           ---------------
    the excess, if any, of (i) the amount distributed to the Purchaser pursuant to the Base Indenture and any Supplement thereto on such Business Day minus
                                                                          -----
    the aggregate Purchase Price due to the Company from the Purchaser on such Business Day over (ii) the excess, if any, of (A) the sum of (x) the aggregate amount of accrued and unpaid interest on the Note and (y) the aggregate amount of accrued and unpaid Servicing Fee payable by the Purchaser over (B) any amounts that have been previously set aside by the Purchaser to pay such accrued and unpaid liabilities minus an amount
                                                         -----
    reasonably determined by the Purchaser to be necessary to be set aside in the ordinary course of its business to pay its expenses and other liabilities, including, without limitation, taxes and operating expenses.

          "Base Indenture" shall have the meaning specified in Section 1.1(a).
           --------------                                      --------------

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
    time to time.

          "Commonly Controlled Entity" shall mean an entity, whether or not
           --------------------------
    incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

          "Company" shall have the meaning specified in the preamble.
           -------

          "Company Adjustment Payment" shall have the meaning specified in
           --------------------------
    Section 2.5(a).
    --------------

          "Company Payment" shall mean any of a Company Adjustment Payment,
           ---------------
    Company Repurchase Payment or Tax Adjustment Amount.

          "Company Repurchase Payment" shall have the meaning specified in
           --------------------------
    Section 2.6.
    -----------

          "Discounted Percentage" shall mean, with respect to each Category of
           ---------------------
    Receivable, the percentage calculated in accordance with Schedule 1.
                                                             ----------

          "Documents" shall have the meaning specified in Section 2.10(c).
           ---------                                      ---------------

          "Effective Date" shall mean December 30, 1997.
           --------------

          "Effective Period" shall mean the period from and including the
           ----------------
    Effective Date, up to but excluding the first to occur of (i) the latest Series Termination Date under any effective Supplement and (ii) the suspension or termination of the Purchaser's obligation to purchase Receivables from the Company upon the occurrence of a Purchase Termination Event in accordance with Section 8.1; provided, however, that if the
                             -----------  --------  -------
    Purchaser suspends its obligation to purchase Receivables hereunder in accordance with Section 8.1, the Effective Period shall resume when and if
                    -----------
    the Purchaser notifies the Company of its election to resume purchases of Receivables hereunder.

          "Eligible Servicer" shall mean a Person which, at the time of its
           -----------------
    appointment as Servicer, (i) is legally qualified and has the corporate power and authority to service the Receivables and (ii) has demonstrated the ability to service a portfolio of similar receivables in accordance with high standards of skill and care.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
    1974, as amended from time to time.

          "Initial Report" shall have the meaning specified in Section 3.1(v).
           --------------                                      --------------

          "Insolvency" or "Insolvent" shall mean, with respect to any
           ----------      ---------
    Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Material Adverse Effect" shall mean a material adverse effect (i) on
           -----------------------
    the validity or enforceability of the Sale Documents, (ii) the ability of the Company to perform its obligations under the Sale Documents or (iii) the value, enforceability or collectibility of the Purchased Receivables.

          "Maturity Date" shall have the meaning specified in Section 10.3.
           -------------                                      ------------

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
           ------------------
    Section 4001(a)(3) of ERISA and covered by Title IV thereof, and to which the Company or any Commonly Controlled Entity contributes or was obligated to contribute in the immediately preceding five years.

          "New Receivables" shall mean, on any Receivables Payment Date, any and
           ---------------
    all Receivables which have not been treated as or become Purchased Receivables on any prior Receivables Payment Date.

          "Note" shall have the meaning specified in Section 10.1.
           ----                                      ------------

          "Opinion" shall have the meaning specified in Section 4.1(m).
           -------                                      --------------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
    pursuant to Subtitle A of Title IV of ERISA.

          "Plan" shall mean, at a particular time, any employee benefit plan
           ----
    which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
    Section 3(5) of ERISA.

          "Potential Purchase Termination Event" shall mean any condition or act
           ------------------------------------
    specified in Section 8.1 that, with the giving of notice or the lapse of
                 -----------
    time or both, would become a Purchase Termination Event.

          "Potential Servicer Default" shall mean an event which, with the
           --------------------------
    giving of notice and/or the lapse of time, would constitute a Servicer Default.

          "Private Placement Memorandum" shall mean the private placement
           ----------------------------
    memorandum dated December 22, 1997 relating to the Series 1997-1 Notes (as defined in the Series 1997-1 Supplement).

          "Purchase Amount" shall mean with respect to each Category of
           ---------------
Receivables:


      (i) on the Effective Date, the Face Amount with respect to each Category of Receivables;


      (ii) on the date of any resumption of the Effective Period with respect to each Category of Receivables, the excess, if any, of (A) the sum of (x) the aggregate Purchase Amounts with respect to such Category of Receivable for each date that would have been a Receivables Payment Date but for the suspension of the Effective Period, over (B) the sum of (x) all payments received by the Company in respect of such amounts and (y) the aggregate Company Payments that would have been payable by the Company in respect of such amounts but for the suspension of the Effective Period; and


      (iii) on any Receivables Payment Date, other than the Effective Date and the date of any resumption of the Effective Period, with respect to a newly created Receivable, the New Receivables Amount with respect to each Category of Receivables.

          "Purchase Price" shall have the meaning specified in Section 2.2.
           --------------                                      -----------

          "Purchased Receivable" shall mean any Receivable sold or transferred
           --------------------
    (as a contribution of capital) to the Purchaser by the Company pursuant to, and in accordance with the terms of, this Agreement and not resold to the Company pursuant to Section 2.6 or Section 2.7.
                        -----------    -----------

          "Purchase Termination Event" shall have the meaning specified in
           --------------------------
    Section 8.1.
    -----------

          "Purchaser" shall have the meaning specified in the preamble.
           ---------

          "Receivables Payment Date" shall have the meaning specified in Section
           ------------------------                                      -------
    2.3.
    ---

          "Receivables Purchase Date" shall have the meaning specified in
           -------------------------
    Section 2.1.
    -----------

          "Reorganization" shall mean, with respect to any Multiemployer Plan,
           --------------
    the condition that such plan is in reorganization within the meaning of
    Section 4241 of ERISA.

          "Reportable Event" shall mean any of the events set forth in Section
           ----------------
    4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S) 2615.

          "Repurchase Price" shall have the meaning specified in Section 2.6.
           ----------------                                      -----------

          "Repurchase Receivable" shall have the meaning specified in Section
           ---------------------                                      -------
2.6.
---

          "Sale Documents" shall mean this Agreement and the Note.
           --------------

          "Servicer" shall initially mean TWA, in its capacity as Servicer under
           --------
    this Agreement, and, after any service transfer, the Successor Servicer.

          "Servicer Purchase Amount" shall have the meaning specified in Section
           ------------------------                                      -------
    6.3.
    ---

          "Servicing Fee" shall have the meaning specified in Section 6.2.
           -------------                                      -----------

          "Servicing Fee Percentage" shall mean 1% per annum.
           ------------------------

          "Servicing Officer" shall mean any officer of the Servicer involved
           -----------------
    in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee annually by the Servicer as such list may from time to time be amended.

          "Single Employer Plan" shall mean any Plan which is covered by Title
           --------------------
    IV of ERISA, but which is not a Multiemployer Plan.

          "Tax Adjustment Amount" shall have the meaning specified in Section
           ---------------------                                      -------
    2.5(b).
    ------

          "Tax Lien" shall have the meaning specified in Section 2.5(b).
           --------                                      --------------

          "Tax Lien Amount" shall have the meaning specified in Section 2.5(b).
           ---------------                                      --------------

          "Weighted Average Discounted Percentage" shall have the meaning
           --------------------------------------
    specified in Section 2.2.
                 -----------

(c)       Other Definitional Provisions.   The words "hereof", "herein" and
          -----------------------------
"hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

(d) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and the Purchaser, unless otherwise defined herein, shall have the respective meanings given to them under generally accepted accounting principles.


(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                                II      ARTICLE


                        PURCHASE AND SALE OF RECEIVABLES


(a)       Purchase and Sale of Receivables.    Subject to the terms and
          --------------------------------
conditions of this Agreement, the Company hereby sells, assigns, transfers and conveys to the Purchaser, and the Purchaser hereby purchases from the Company, in each case to the extent the Purchaser pays the Purchase Price, as defined in
Section 2.2, therefor, on the Effective Date and from time to time thereafter during the Effective Period (each such date, a "Receivables Purchase Date"), all
                                                -------------------------
right, title and interest, in, to and under (i) all Receivables now existing and hereafter arising from time to time, as provided in paragraph (b) below, and all payment and enforcement rights (but none of the obligations) with respect to the Receivables, (ii) all Related Security with respect to such Receivables and
(iii) all proceeds (including, without limitation, "proceeds" as defined in 9-306 of the UCC as in effect in the State of New York) thereof (such property listed in clauses (i) through (iii), the "Transferred Property").
                                          --------------------

(b) All of the Company's right, title and interest in and to all then existing Receivables and all payment and enforcement rights (but none of the obligations) with respect to such Receivables and Related Security with respect to such Receivables shall be immediately and automatically sold, assigned, transferred and conveyed to the Purchaser pursuant to paragraph (a) above on the Effective Date and, in the event of any suspension of the Effective Period (and to the extent the same have not already been sold (or contributed by TWA, at its option as provided in subsection (c) below), assigned, transferred and conveyed), on the date of the resumption of the Effective Period without any further action by the Company or any other Person. During the Effective Period, all of the Company's right, title and interest in and to all such newly created Receivables and all payment and enforcement rights (but none of the obligations) with respect to such Receivables and all Related Security with respect to such Receivables shall, on the date of creation of each newly created Receivable, subject to Section 2.3 below, be immediately and automatically sold, assigned,
           -----------
transferred and conveyed to the Purchaser pursuant to paragraph (a) above without any further action by the Company or any other Person. The Company shall furnish the Purchaser an Officer's Certificate on the Effective Date specifying the aggregate outstanding amount due for each Category of Receivables being sold to the Purchaser on such date.


(c) Notwithstanding anything herein to the contrary, if on any Receivables Purchase Date occurring after the Company's satisfaction of its obligations under Section 5.1(i), the Purchaser is unable to pay the Purchase Price for New
      --------------
Receivables on such date in cash or by an increase in the outstanding balance of the Note (subject to the limitation on increases in such Note set forth in Section 2.3(b)(iv)) or through any other source of funds listed in Section 2.3(b), then the Purchaser shall not be obligated to purchase and the Company shall not be obligated to sell such New Receivables on such Receivables Purchase Date. The Company may, solely at its option, transfer such New Receivables remaining unsold pursuant to the preceding sentence to the Purchaser through a contribution to the Purchaser's capital in return for an increased value in the Company's membership interests (direct or indirect) in the Purchaser.


(d) All sales and contributions of Receivables and Related Security by the Company hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, the Company, except as otherwise specifically provided herein. The foregoing sale, assignment, transfer, contribution and conveyance does not constitute and is not intended to result in a creation or assumption by the Purchaser of any obligation of the Company or any other Person in connection with the Receivables, the Contracts, the Related Security or any other agreement or instrument relating thereto, including any obligation to any Obligor.


(e) In connection with the foregoing conveyances, the Company agrees to record and file on or prior to the Effective Date, at its own expense, UCC-1 financing statements (and thereafter continuation statements with respect to such financing statements when applicable) noting the sale of the Receivables and Related Security now existing and hereafter acquired by the Purchaser from the Company meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the purchases of the Receivables and Related Security by the Purchaser from the Company and other conveyances of the Receivables to the Purchaser hereunder, to obtain oral confirmation of such filing on or prior to the Effective Date and to deliver file-stamped copies of such financing statements or other evidence of such filings within five Business Days of the Effective Date.


(f) In connection with the foregoing conveyances, the Company agrees at its own expense to indicate on its computer files relating to the Receivables sold hereunder that such Receivables and the Related Security have been sold to the Purchaser in accordance with this Agreement.


(g) It is the express intent of the Company and the Purchaser that the conveyance of the Receivables by the Company to the Purchaser pursuant to this Agreement be construed as a sale of the Receivables by the Company to the Purchaser. It is, further, not the intention of the Company and the Purchaser that such conveyance be deemed a grant of a security interest in the Receivables by the Company to the Purchaser to secure a debt or other obligation of the Company. In the event, however, that the conveyance of Receivables and Related Security hereunder were not construed of as a sale of such property by the Company to the Purchaser, the

Company does hereby transfer and grant to the Purchaser a first priority security interest in all of its right, title and interest in, to and under the Transferred Property to secure all of the Company's obligations hereunder.


II.1      Purchase Price.  The amount payable by the Purchaser to the Company
          --------------
(the "Purchase Price") for New Receivables and Related Security sold to the
      --------------
Purchaser on any Receivables Payment Date therefor under this Agreement shall be equal to the sum of (x) the sum of the Purchase Amounts of such New Receivables for all Categories of Receivables for which payment is due on such Receivables Payment Date, as set forth in the applicable Daily Detail Report, (y) only on the Business Day following a date on which the Monthly True-up Amount is calculated by the Servicer, and when such Monthly True-up Amount is a positive number, the amount of such Monthly True-up, and (z) only on the Business Day following any date on which the Tax Lien Amount is calculated by the Servicer, and when the Tax Lien Amount has decreased since the last calculation thereof, the amount of such decrease in the Tax Lien Amount.


(a)       Payment of Purchase Price.    Upon the fulfillment of the conditions
          -------------------------
set forth in Article III, the Purchase Price for New Receivables and the Related
             -----------
Security shall be due and payable on the day (including the Effective Date) on which a Daily Detail Report identifies such New Receivables and is delivered to the Purchaser (each such day, a "Receivables Payment Date"). The Purchase Price
                                 ------------------------
shall be paid or provided for on each Receivables Payment Date in the manner provided in subsection (b) below.
            --------------


(b) The Purchase Price for all Receivables and Related Security with respect thereto purchased hereunder shall be paid by the Purchaser on each Receivables Payment Date therefor from the following sources of funds in the following priority:


     (i)       by netting the amount of any Company Payments pursuant to Section
                                                                         -------
     2.5 or Section 2.6 against such Purchase Price;
     ---    -----------


     (ii) to the extent available for such purpose, in cash from amounts distributed to the Purchaser pursuant to the Base Indenture and any Supplement;


     (iii) to the extent available for such purpose, in cash from the net proceeds of the sale of an interest in such Purchased Receivables by the Purchaser to other Persons;


     (iv) on any Receivables Payment Date occurring after the Company's satisfaction of its obligations under Section 5.1(i), at the option of the
                                           --------------
     Purchaser, by means of an addition to the principal amount of the Note in an aggregate amount equal to the remaining portion of the Purchase Price,

     provided, however, that in no event shall the Note be increased on any
     --------  -------
     Receivables Payment Date to an amount in excess of 10% of the aggregate Face Amount of Purchased Receivables as of such date (such maximum amount, the "Note Cap"). The Servicer shall evidence such payment by recording the
          --------
     date and amount of such increase in the Note on the grid attached to the Note; provided,
           --------
     that the failure to make any such recordation or any error in such grid shall not adversely affect the Company's rights; and

     (V)  at the option of the Purchaser, in cash from any other cash available.


(c) Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Amounts not paid when due shall bear interest at a rate equal at all times to the Alternate Base Rate plus 2%, payable on demand.


II.2      No Repurchase.  Except to the extent expressly set forth herein, the
          -------------
Company shall not have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Purchaser any Purchased Receivables or Related Security or to rescind or otherwise retroactively affect any purchase of any Purchased Receivables or Related Security.


II.3      Adjustments.  (a)  The Company agrees to pay to the Purchaser, on the
          -----------
Business Day following the calculation of the Monthly True-up Amount for each Category of Receivables (when the sum of such amounts is a negative amount), the absolute value of such negative amount (a "Company Adjustment Payment");
                                           --------------------------
provided, that any such Company Adjustment Payment payable to the Purchaser
--------
first, shall be netted against any Purchase Price of New Receivables, and second, shall be netted against amounts due from the Purchaser under the Note. When the sum of such Monthly True-up Amounts is positive, such Monthly True-up Amount shall, on the Business Day next following the calculation of such Monthly True-up Amount, be added to the Purchase Price of New Receivables pursuant to
Section 2.2.
-----------

     (b) The Company agrees to pay to the Purchaser an amount (the "Tax
                                                                    ---
Adjustment Amount") (i) equal to the aggregate amount of all federal, municipal
-----------------
or other local taxes and charges, if any, due and payable by the Company that have given rise to any Lien (a "Tax Lien") on the Purchased Receivables (such
                                --------
amount, the "Tax Lien Amount") as of the Effective Date; and (ii) on each date
             ---------------
after the Effective Date on which the Tax Lien Amount is recalculated, equal to the amount of any increase in the Tax Lien Amount since the immediately preceding date of calculation; provided, that any such Tax Adjustment Amount
                               --------
payable to the Purchaser first, shall be netted against any Purchase Price of New Receivables, and second, shall be netted against amounts due from the Purchaser under the Note. If on any date on which the Tax Lien Amount is recalculated, the Tax Lien Amount decreases as compared to the corresponding amount for the immediately preceding calculation date, an amount equal to the amount of such decrease shall be added to the Purchase Price of New Receivables pursuant to Section 2.2 on the Receivables Purchase Date next following such
            -----------
calculation date.  The Company shall calculate the Tax Lien Amount within five
(5) Business Days after the Company is notified, or otherwise becomes aware of, a Tax Lien, and shall thereafter calculate a new Tax Lien Amount (or confirm by such calculation that the previously calculated Tax Lien Amount has not changed) at least once per month until such time as the Tax Lien Amount has been reduced to zero.

II.4       Limited Repurchase Obligation.  If (i) any of the representations or
          -----------------------------
warranties contained in Sections 4.2(a), (b) or (c) in respect of any Receivable
                                 ------  ---    ---
is not true and correct in any material respect as of the applicable Receivables Purchase Date or (ii) the Company shall have breached any covenant contained in
Section 5.2(a) or (b) with respect to any Receivable and such breach has a
--------------    ---
material adverse effect on the Purchaser's interest in such Receivable (in any such instance, a "Repurchase Receivable"), then, after the earlier to occur of the discovery of such event by the Company or the Purchaser, the Company shall repurchase such Repurchase Receivable on the terms and conditions set forth in this Section 2.6. The Company shall repurchase such Repurchase Receivable by
     -----------
paying to the Purchaser (a "Company Repurchase Payment") an amount equal to the
                            --------------------------
Purchase Price paid by the Purchaser for such Repurchase Receivable, less any Collections on such Repurchase Receivable received by the Purchaser (such remaining amount, the "Repurchase Price"), such payment to occur on the Business
                       ----------------
Day after the day on which such repurchase obligation arises; provided that if,
                                                              --------
on such date the Repurchase Price is paid, the Available Receivables Amount would be thereby reduced below the Allocated Receivables Amount, then, any such Company Repurchase Payments to the Purchaser shall be netted against any Purchase Price of New Receivables in accordance with Section 2.3(b) or applied
                                                     --------------
to reduce the principal amount of the Note in accordance with Section 10.2(c).
                                                              ---------------
The obligation to repurchase any Receivable shall constitute the sole remedy respecting the event giving rise to such obligation available to the Purchaser or its transferees. Simultaneously with any Company Repurchase Payment with respect to any Receivable, such Receivable and the Related Security with respect thereto shall immediately and automatically be sold, assigned, transferred and conveyed by the Purchaser to the Company, without recourse, representation or warranty, without any further action by the Purchaser or any other Person.


II.5      Purchase of Purchaser's Interest in Receivable Pool.  In the event
          ---------------------------------------------------
of any breach of any of the representations and warranties set forth in subsections (a) through (g) of Section 4.1 or Section 4.2(a), which breach has a
---------------         ---    -----------    -------
material adverse effect on the interests of the Purchaser in the Receivables, then


(a) the Purchaser, by notice then given in writing to the Company, may direct the Company to purchase all Receivables conveyed to the Purchaser hereunder and the Company shall be obligated to make such purchase on the next Payment Date occurring at least five Business Days after receipt of such notice on the terms and conditions set forth below; provided, however, that no such
                                             --------  -------
purchase shall be required to be made if, by such Payment Date, the representations and warranties contained in subsections (a) through (g) of
                                            ---------------         ---
Section 4.1 and Section 4.2(a) shall be satisfied in all material respects, and
-----------     --------------
any material adverse effect on the Purchaser caused thereby has been cured; and


(b) the Company shall pay to the Purchaser, on the Business Day preceding such Payment Date, an amount equal to the aggregate Repurchase Price for the Receivables as of such Payment Date. Upon payment of such amount, in immediately available funds, to the Purchaser, the Purchaser's rights with respect to the Receivables shall terminate and such interest therein will be transferred to the Company and the Purchaser shall have no further rights with respect thereto. If the Purchaser gives notice directing the Company to purchase the Receivables as provided above, the obligation of the Company to purchase the Receivables pursuant to this

Section 2.7 shall constitute the sole remedy respecting an event of the type
-----------
specified in the first sentence of this Section 2.7 available to the Purchaser
                                        -----------
or its transferees.



II.6      Certain Charges.  The Company and the Purchaser agree that late
          ---------------
charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Purchased Receivables shall be the property of the Purchaser notwithstanding the occurrence of a Purchase Termination Event and all Collections, with respect thereto shall continue to be allocated and treated as Collections in respect of Purchased Receivables; provided, however, that if such Receivable is repurchased by the Company, any
--------  -------
and all Collections (including with limitation the foregoing described fees and charges) shall be allocated to and retained by the Company.


II.7      Certain Allocations.  Following a Purchase Termination Event, until
          -------------------
the date, if any, of the resumption of the Effective Period, the Company agrees that, unless the Company can identify a particular Collection to a specific Receivable, all cash collections and other proceeds received in respect of an Obligor not so identified with respect to both Purchased Receivables and Receivables not sold to the Purchaser shall be applied first, to pay the
                                                       -----
outstanding balance of Purchased Receivables (as of the date of such Purchase Termination Event) of such Obligor until all such Purchased Receivables are paid in full and second, amounts in excess thereof shall be paid to the Company in
            ------
respect of Receivables of such Obligor not sold to the Purchaser.


II.8      Further Action.  The Company agrees that:
          --------------
     (a) whether or not a Purchase Termination Event has occurred, the Purchaser (and its assignees) shall have the right at any time to notify, or require that the Company, at the Company's expense, notify (but not more than once per year unless a Servicer Default or Early Amortization Event has occurred and is continuing), the Obligors of the Purchaser's ownership of the Purchased Receivables;


     (b) the Purchaser (and its assignees) shall have the right to (i) sue for collection on any Purchased Receivables or (ii) sell any Purchased Receivables to any Person for a price that is acceptable to the Purchaser;


     (c) upon the occurrence of a Service Transfer, the Company shall, upon the Purchaser's request and at the Company's expense, (i) assemble all the Company's documents, instruments and other records (including credit files and computer tapes or disks) that (A) evidence or will evidence or record Receivables sold by the Company and (B) are otherwise necessary to effect Collections of such Purchased Receivables (collectively, the "Documents"), (ii) deliver the Documents to the Purchaser or its designee
     ----------
     at a place designated by the Purchaser, (iii) deliver to the Purchaser or a party designated by the Purchaser all computer programs and related material practically necessary for the immediate collection of the Purchased Receivables by the Purchaser, with or without the participation of the Company, together with a non-exclusive license to use all such computer programs, and (iv) make such arrangements with respect to the collection of the Purchased Receivables as may be reasonably required by the Purchaser.

     In recognition of the Company's need to have access to any Documents which may be transferred to the Purchaser hereunder, as a result of its continuing business relationship with the Obligors, the Purchaser hereby grants to the Company a license to access the Documents transferred by the Company to the Purchaser and to access any such licensed computer software in connection with any activity arising in the ordinary course of the Company's business, provided that, the Company shall not disrupt or
                         --------
     otherwise interfere with the Purchaser's use of and access to the Documents and such licensed computer software during such license period;


     (d) the Company hereby irrevocably authorizes the Purchaser or its designee to take any and all steps in the Company's name necessary, in the reasonable opinion of the Purchaser, to collect, in a timely manner, all amounts due under the Purchased Receivables, including endorsing the Company's name on checks and other instruments representing Collections, enforcing the Purchased Receivables and exercising all rights and remedies in respect thereof; and


     (e) on or prior to the Effective Date, the Company shall have taken all reasonably necessary steps to cause the Purchaser to be satisfied with the Purchaser's ability to use any computer programs, material tapes, disks, cassettes and data necessary or advisable to permit the timely collection of the Receivables by a Servicer without the participation of the Company.
II.9      Further Assurances by Purchaser.  From time to time at the request
          -------------------------------
of the Company, the Purchaser shall deliver to the Company such documents, assignments, releases and instruments of termination as the Company may reasonably request to evidence the reconveyance by the Purchaser to the Company of a Receivable pursuant to the terms of Section 2.6 or 2.7, provided that, the
                                         -----------    ---  --------
Purchaser shall have been paid all amounts due hereunder; and the Purchaser and the Servicer shall take such action as the Company may reasonably request, at the expense of the Company, to assure that any such Receivable, the Related Security with respect thereto and the proceeds thereof do not remain commingled with Collections.



                                III    ARTICLE


                        CONDITIONS TO PURCHASE AND SALE



III.1     Conditions Precedent to the Purchaser's Initial Purchase of
          -----------------------------------------------------------
Receivables.  The obligation of the Purchaser to purchase the Receivables and
-----------
the Related Security hereunder on the Effective Date from the Company is subject to the conditions precedent, which may be waived by the Purchaser, that (a) each of the Sale Documents shall be in full force and effect and (b) the conditions set forth below shall have been satisfied on or before the Effective Date:

     (i) the Purchaser shall have received copies of duly adopted resolutions of the Board of Directors of the Company as in effect on the Effective Date and in form and substance reasonably satisfactory to the Purchaser, authorizing the execution, delivery and performance of this Agreement, the documents to be delivered by the Company hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company;


     (ii) the Purchaser shall have received duly executed certificates of the Secretary or an Assistant Secretary of the Company, dated the Effective Date, and in form and substance reasonably satisfactory to the Purchaser, certifying the names and true signatures of the officers authorized on behalf of the Company to sign this Agreement or any instruments or documents to be delivered in connection with this Agreement;


     (iii) the Purchaser shall have received reports of UCC-11 and other searches of the Company with respect to the Receivables and the Related Security reflecting the absence of Liens thereon, except (A) Liens created in connection with the sale by the Purchaser of an interest in the Purchased Receivables, (B) Liens as to which the Purchaser has received a binding payoff letter which provides for the extinguishing of such Liens by operation of law upon the payment of a sum certain in accordance with the terms of such letter on or prior to the Effective Date, and (C) Liens created in connection with the grant of a security interest to the Trustee in the Receivables pursuant to the Indenture;


     (iv) the Purchaser shall have received evidence reasonably satisfactory to the Purchaser that the Company shall have obtained all consents of Obligors (if any) required in connection with the sale of the Receivables contemplated hereby;


     (v) the Purchaser shall have received a report setting forth for the Business Day immediately preceding the Effective Date the information described on Schedule 2 (the "Initial Report");
                  -----------      --------------


     (vi) the Purchaser shall have received a certificate of a responsible officer of the Company to the effect that the representations and warranties of the Company contained in Sections 4.1 and 4.2 are true and
                                            ------------     ---
     correct in all material respects on and as of the Effective Date;


     (vii) the Purchaser shall have received from the Company all reports, documents, certificates, schedules, statements and other information or documentation required to be delivered by the Company in order that the Purchaser can satisfy its obligations under the Indenture and the Note Purchase Agreement for the issuance and sale of the Series 1997-1 Notes;


     (viii) the Purchaser shall have received the proceeds from the issuance and sale of the Series 1997-1 Notes; and


     (ix) all corporate and other legal matters incident to the execution and delivery of this Agreement and to the purchases by the Purchaser of the Receivables from the Company shall be reasonably satisfactory to counsel for the Purchaser.

III.2    Conditions Precedent to All the Purchaser's Purchases of Receivables.
         --------------------------------------------------------------------
The obligation of the Purchaser to pay the Company for any Receivable and the Related Security with respect thereto on each Receivables Payment Date (including the Effective Date) shall be subject to the further conditions precedent, which may be waived by the Purchaser, that on such Receivables Payment Date the following statements shall be true (and the acceptance by the Company of the Purchase Price for any Receivables on any Receivables Payment Date shall constitute a representation and warranty by the Company that on such Receivables Payment Date such statements are true):


     (a)  the representations and warranties of the Company contained in

     Sections 4.1 and 4.2 shall be true and correct in all material respects on
     ------------     ---
     and as of such Receivables Payment Date as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date; and


     (b) no Purchase Termination Event shall have occurred and be continuing.


If, on any Receivables Payment Date, any of the foregoing conditions precedent set forth in this Section 3.2 with respect to any purchase of New Receivables
                  -----------
from the Company is not satisfied, the Purchaser shall have the option (A) to make payment for such New Receivables pursuant to the terms hereof and retain its interest therein or (B) to reassign to the Company without recourse, representation or warranty its interest in such New Receivables and not make any payment therefor on such date.



                                IV     ARTICLE

                         REPRESENTATIONS AND WARRANTIES

IV.1     Representations and Warranties of the Company Relating to the Company.
         ---------------------------------------------------------------------
The Company hereby represents and warrants to the Purchaser on the date hereof, on the Effective Date and on each Receivables Payment Date that:


     (a)       Organization and Good Standing.  The Company is duly organized,
               ------------------------------
     validly existing and in good standing under the laws of the State of Delaware, and has, in all material respects, full corporate power, authority and the legal right to own and operate its properties, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and to execute, deliver and perform its obligations under the Sale Documents to which it is a party and to sell the Receivables and the Related Security hereunder;


     (b)       Due Qualification.  The Company is duly qualified to do business
               -----------------
     and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a Material Adverse Effect;

     (c)       Due Authorization.  The execution and delivery of the Sale
               -----------------
     Documents to which it is a party and the consummation of the transactions provided for therein have been duly authorized by all necessary corporate action on the part of the Company;


     (d)       Binding Obligation.  This Agreement and the other Sale Documents
               ------------------
     to which it is a party constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereinafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);


     (e)       No Violation or Conflict.  The execution and delivery of this
               ------------------------
     Agreement and the other Sale Documents to which it is a party by the Company, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof applicable to the Company will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Company or any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Company is a party or by which it or its properties are bound, except where the violation, breach or default would not have a Material Adverse Effect;


     (f)       Compliance with Requirements of Law.  The Company is in
               -----------------------------------
     compliance in all material respects with all Requirements of Law with respect to the Contracts and the Receivables except to the extent that the failure to comply therewith would not have a Material Adverse Effect;


     (g)       No Proceedings.  There are no proceedings or, to the best
               --------------
     knowledge of the Company, investigations, pending or threatened against the Company before any Governmental Authority (i) asserting the invalidity of this Agreement or any of the other Sale Documents, (ii) seeking to prevent the sale of the Receivables hereunder or (iii) seeking any determination or ruling that, in the reasonable judgment of the Company, would materially and adversely affect the performance by the Company of its obligations under this Agreement or any of the other Sale Documents to which it is a party;


     (h)       Taxes.  Each of the following statements is true, except to the
               -----
     extent that the potential liability to the Company as a result of the circumstances causing any such statement to be untrue would not have a Material Adverse Effect: it has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on its books); no tax Lien has been filed upon or with respect to any Receivables, and, to the best knowledge of the Company, no claim (other than a claim related to a current or potential Permitted Lien) is being asserted, with respect to any such tax, fee or other charge;


     (i)       Solvency.  On the Effective Date and on each Receivables Purchase
               --------
     Date (other than a Receivables Purchase Date following receipt of an Acceptable Interim Order), the Company and its Subsidiaries taken as a whole (excluding the Purchaser but including, without limitation, the balance then due on the Note and the value of the membership interests of the Purchaser and the capital stock of the Manager then owned by the Company) are, and after giving effect to the transactions contemplated to occur on or prior to the Effective Date or such Receivables Purchase Date, as the case may be, will be Solvent;


     (j)       ERISA.  Each of the following statements is true, except where
               -----
     the amount involved in any untrue statement, either individually or in the aggregate, would not be reasonably likely to result in any liability having a Material Adverse Effect and except as relating to the obligations to the PBGC pursuant to the Settlement Agreement dated as of January 5, 1993, as such obligations are described in the Company's Annual Report on Form 10-K for the year ended December 31, 1996: Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412, of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither it nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither it nor any Commonly Controlled Entity would become subject to any liability under ERISA if it or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To its best knowledge, no such Multiemployer Plan is in Reorganization or Insolvent;


     (k)       Lockboxes.  Each of the Obligors has been directed to remit
               ---------
     payments on account of the Receivables to one of the Lockboxes, Lockbox Accounts or the Concentration Account set forth on Schedule 3 or to the
                                                        ----------
     Collection Account;

     (l)       Location of Chief Executive Office.  The chief executive office
               ----------------------------------
     of the Company is located at One City Centre, 515 North Sixth Street, St. Louis, Missouri, 63101, which office is the place where the Company is "located" for the purposes of Section 9-103(3)(d) of the UCC of the State of New York, and the office of the Company where the Company keeps its records concerning the Receivables is located at 11500 Ambassador Drive, Kansas City, Missouri, 64153, or, in either case, at such other location as to which all action required by Section 5.2(d) has been taken and
                                     --------------
     completed; and


     (m)       Facts and Assumptions.  The factual statements and
               ---------------------
     representations relating to the Company, Manager, and Purchaser as set forth herein in clauses (i) through (xxxv) below are and will continue to
                     -----------         ------
     be true and accurate in all material respects.


         (i) The Purchase Price for the Receivables and the Transferred Property sold on the Closing Date under the Sale and Servicing Agreement has been paid and the Purchase Price under the Sale and Servicing Agreement for future sales will be paid at the time of transfer. Such Purchase Price represents fair consideration and reasonably equivalent value to the Company under applicable law, including applicable fraudulent conveyance or fraudulent transfer law, for the transfer of the Receivables and the Transferred Property by the Company.


         (ii) The Purchaser and the Company expect that and have reasonable grounds (based on the initial contribution of capital to the Purchaser) to expect that the Purchaser will have sufficient funds, as a result of payments on the Receivables and the cash-flows under the Indenture, to repay the Note in accordance with its terms without loans from a third party or additional capital contributions.


         (iii) The Relevant Documents (as defined in the Opinion) reflect the entire understanding of the Company and the Purchaser with respect to the transactions described herein and, without limitation, there is no understanding with respect to any recourse by reason of uncollectability of any Receivables or with respect to any post-sale price adjustment.


         (iv) At and immediately after the Initial Closing Date, each of the Company, the Manager and the Purchaser will be solvent, will have adequate capital to carry on its businesses, and intends to and believes that it will be able to pay its debts as such debts become due. None of the transactions are being entered into with the intent to hinder, defraud or delay any of the creditors of the Company, the Manager or the Purchaser; for example, none of the Company, the Purchaser or Manager presently intends to file a petition for relief under the Bankruptcy Code or any similar insolvency law.


         (v) At least one member of the board of directors of the Manager will not be a member, stockholder, member of the board of directors, officer, associate, employee, customer or supplier of the Company or any parent, subsidiary, predecessor, successor or affiliate of the Company or a direct or indirect holder of more than 5% of the voting securities of the Company or any of its affiliates. Such independent director will be paid a fee for his or her activities on behalf of the Manager in amounts negotiated with such independent director on an arm's-length basis. Whenever necessary, each of the Company and the Manager will obtain proper corporate authorization from its directors or its stockholders and the Purchaser from its members. For instance, without the affirmative consent of the independent director, the Manager shall not file or cause to be filed a petition in bankruptcy for itself or the Purchaser, and the Purchaser, without the affirmative consent of the Manager, will not file or cause to be filed a petition in bankruptcy for itself. The Manager will observe all requirements of the General Corporation Law of the State of Delaware, the Manager's certificate of incorporation and its by-laws. The Manager and Purchaser on the one hand and the Company on the other will engage in any transactions under the Sale and Servicing Agreement in an arm's-length manner.


         (vi) The Company, as the holder of all of the issued and outstanding common stock of the Manager, will have the right to elect all of the directors of the Manager, except as described in paragraph number (iv) above.


         (vii) Each of the Manager and the Purchaser will compensate all their respective employees, consultants and agents directly, from their own bank accounts, for services provided to them by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Purchaser or the Manager is also an employee, consultant or agent of the Company or any affiliate, the Purchaser and the Manager, on the one hand, and the Company or such affiliate, on the other hand, will allocate among themselves the services and attendant salaries of shared employees, consultants, and agents on a basis which reflects the actual services rendered.


         (viii) The Purchaser and the Manager will lease such services as accounting, payroll, employee benefits, and computer services from the Company. Upon the execution of the Sale and Servicing Agreement, the Purchaser will hire the Company, as servicer, to provide certain services relating to the administering, servicing and collections of Receivables.


         (ix) The Company, the Purchaser and the Manager will share certain overhead expenses, although the amount the Purchaser and Manager will be charged for such use will be based on actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to use.


         (x) Each of the Purchaser and the Manager will use its own letterhead and will hold itself out as a separate entity from each other and from the Company and will require all full-time employees of the Purchaser and the Manager to identify themselves as such and not as employees of the Company.

         (xi) All corporate and other legal formalities of the Company, the Purchaser and the Manager are and will continue to be observed and maintained.


         (xii) Separate financial records are and will continue to be maintained to reflect the assets and liabilities of the Company, the Purchaser and Manager, which financial records are and will be subject to audit by independent public accountants.


         (xiii) The audited consolidated financial statements of the Company will contain notations clearly noting (a) the separate corporate existence of the Purchaser and the Manager, (b) that the Transferred Property is owned solely by Purchaser, and (c) that the assets of the Purchaser and the Manager will be available first and foremost to satisfy the claims of their respective creditors.


         (xiv) The Manager is entitled to declare and pay dividends or other distributions, direct or indirect, on account of any shares of any class of stock of the Manager only out of net profits as determined under Delaware law. All dividends declared and paid by the Manager shall be declared and paid in accordance with applicable law.


         (xv) The Purchaser is entitled to make distributions to its members only out of net profits as determined under Delaware law and all distributions paid by the Purchaser to its members will be paid in accordance with applicable law.


         (xvi) There is no, and will continue to be no, commingling of the assets and liabilities of the Purchaser with those of the Company or any affiliate except with respect to the Company's retention, in its capacity as Servicer, of the books and records relating to the Receivables and the Transferred Property.* All demand deposit accounts and other bank accounts of the Purchaser or the Manager will be maintained separately from those of the Company or any affiliate and the Company's access to the Collection Account shall be pursuant to and limited by the provisions of the Relevant Documents. Monetary transactions (including transactions between the Purchaser or the Manager and the Company or any affiliate) are, and will continue to be, properly reflected in their respective financial records.


         (xvii) The principal creditors of the Purchaser will be the holders of the Notes. The Noteholders purchased the Notes, in each case, in reliance on the Purchaser's

---------------
* Such books and records will not be physically segregated by the Company from the books and records relating to its assets. However, the computer records relating thereto will be marked to reflect the Purchaser's ownership of the Transferred Property. Furthermore, the books and records relating to the Transferred Property will not be made available to creditors of the Company and other third parties except (a) in conjunction with such marked computer records, and (b) for the purpose of verifying the Company's capacity and performance of its duties as Servicer.

         and Manager's identity as a separate legal entity from the Company and any affiliate, and the Noteholders believe that the substantive consolidation of the assets and liabilities of the Company, on the one hand, and the Purchaser or the Manager, on the other hand, would be inequitable, harmful and prejudicial to them.


         (xviii)    The Company at all times will recognize, and will take all steps within its power to maintain, the corporate existence of the Purchaser and the Manager as being separate and apart from the Company's own corporate existence and will not refer to the Purchaser or the Manager as a department or division of the Company or any affiliate. Neither Purchaser nor Manager will refer to itself as a department or division of the Company or any affiliate of the Company.


         (xix) The execution and delivery of the Sale and Servicing Agreement, each of the other Transaction Documents and all documents executed pursuant thereto by the Purchaser, the Manager and the Company have been duly authorized, the pertinent financing statements have been properly filed and recorded, and any necessary continuation statements also have been filed, and the interest of the Purchaser in the Receivables is valid and perfected.


         (xx) The Purchaser and Manager will have their principal place of business in the same facility with the Company, but such place of business will be maintained separate and apart (including, without limitation, through the use of appropriate demarcation) from the use of such facility by the Company.


         (xxi) The Purchaser and Manager were formed for the purpose of purchasing various Receivables arising from the Company's airline business.


         (xxii) The transactions contemplated to take place between the Purchaser and Manager, on the one hand, and the Company, on the other, including the amount and payment of the Servicing Fee, are and will be made upon commercially reasonable terms and shall be sufficiently documented. Neither the Purchaser and Manager, on the one hand, nor the Company or any other subsidiary or affiliate of the Company, on the other hand, is or will be, or holds or will hold itself out to be, responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other (including in the form of any guaranty), except as provided (x) in the Sale and Servicing Agreement with respect to the duties of the Servicer, and (y) in the other Relevant Documents with respect to the expense reimbursement and indemnification obligations of the Purchaser and the Company thereunder. Any actual liability of the Purchaser or the Company with respect to any such indemnities or other joint liability is expected to be remote. Such reimbursement and indemnification provisions referred to hereinabove generally provide for (A) reimbursement by the Company and the Purchaser, jointly and severally, of certain expenses of the Trustee incurred in connection with the Relevant Documents, (B) indemnification by the Servicer to the Trustee for liabilities arising from the transaction except to the extent such liabilities result from the Trustee's gross negligence and (C) indemnification by the Company and the Purchaser, jointly and severally, of the Initial Purchasers (and any person controlling either Initial Purchaser and its respective directors, officers, employees and agents (and those of any such controlling persons)) from liability under the Securities Act or otherwise arising from an untrue statement of or omission to state a material fact in or from the Private Placement Memorandum (with certain specific exclusions therefrom) for the Notes and reimbursement of expenses incurred by the Initial Purchasers in connection with any such liability.


         (xxiii)    The consolidation of the business operations of the
         Purchaser or Manager with the business operations of the Company will not result in any significant cost savings or in the significantly greater efficiency of such combined business operation.


         (xxiv) The separate assets and liabilities of the Purchaser and Manager, on the one hand, and the Company on the other, can be quickly and inexpensively identified and ascertained.


         (xxv) The Purchaser and the Company will have effected all of the provisions of the Sale and Servicing Agreement and will have taken all the actions described in this statement of facts.


         (xxvi) None of the Purchaser, the Company or the Manager has a significant presence in the Tenth Circuit.


         (xxvii)    The Purchaser and the Manager will be held out to the public as entities separate and apart from the Company.


         (xxviii)    In addition to and consistent with the foregoing, none of
         the Purchaser, the Manager or the Company will take any actions that are inconsistent with the terms of, or the expectations of the creditors of the Purchaser underlying, the aforementioned provisions of the Sale and Servicing Agreement or any of the foregoing assumptions.


         (xxix) The Company has provided to the Purchaser capitalization in the amount of $425,000 in cash on the Effective Date and, by January 31, 1998, will provide to the Purchaser capitalization of approximately $10,000,000 in face amount of Receivables (the "Contribution) in
                                                         ------------
         exchange for 99% of the Purchaser's membership interests. The Purchaser will apply the cash portion of the Contribution on the Closing Date to closing expenses and to ordinary operating expenses of the Purchaser and may in the future apply such funds to the Purchase Price of the Receivables.


         (xxx) Prior to the sale of the Receivables to the Purchaser, the Receivables were subject to a lien ("Existing Lien") thereon to secure
                                              -------------
         certain indebtedness of
         the Company. Contemporaneously with the purchase and sale of the Receivables, and the application by the Company of a portion of the proceeds of the sale of the Receivables to be used by the Purchaser to retire a portion of such indebtedness, such Existing Lien will be released.


         (xxxi) In connection with the sale of the Notes, the Purchaser has provided the Private Placement Memorandum to potential investors for the purpose of their evaluating the purchase of Notes. The Private Placement Memorandum discloses that the Notes do not represent recourse obligations of and are not guaranteed by the Company or any affiliate thereof, and later restates that the Noteholders must rely solely upon payments on the Receivables (rather than upon the Company) for the payment of principal of and interest on the Notes.


         (xxii) The Base Indenture requires the Purchaser to maintain operations separate and apart from those of the Company or any of its affiliates, and that the Purchaser's principal executive offices be maintained conspicuously separate and apart from those of the Company or any of its affiliates. The Base Indenture requires that all formalities regarding the existence of the Purchaser will be maintained; that the Purchaser indicate in its records and publicly available financial statements the separateness of the Purchaser's assets and liabilities; that the Purchaser's financial statements, accounting records and other corporate documents will be maintained separate and distinct from those of the Company or any of its affiliates; and that the Purchaser may only act in its corporate name and through its own authorized officers and agents .


         (xxiii)    The Base Indenture further provides that the Purchaser may not commingle its assets with the assets of the Company or any of its affiliates (except that the computer files in respect of the Receivables, although separately identified to evidence the Purchaser's interest therein, will be maintained by the Company in order to facilitate the servicing of the Receivables); that all investments made by the Purchaser shall be made in the Purchaser's name; that the Purchaser may only make investments directly or by brokers engaged and paid by the Purchaser or by its agents; that the Purchaser must pay all of its liabilities with its own funds and may not assume or guarantee any liabilities of the Company or any of its affiliates, nor allow the Company or any of its affiliates to assume or guarantee any liabilities of the Purchaser (except that the Company will have certain limited indemnification obligations to the Purchaser and the Trustee under the Relevant Documents); and that the Purchaser may not acquire the obligations or securities of, or make loans or advances to, the Company or any of its affiliates.


         (xxiv) The Base Indenture also provides that all business transactions between the Purchaser and the Company or any of its affiliates shall be on terms and conditions that are not more or less favorable to the Purchaser than those available to the Purchaser for comparable transactions with unaffiliated persons or, if no such comparable transaction exists, on terms that are otherwise fair and reasonable.

         Any such transaction, and any dividend from the Purchaser to the Parent, must be approved by a majority of the Board of Directors of the Manager including each director who is an Independent Director.


         (xxxv) The Purchaser has been formed to engage in the receivables financing business. The principal activities of the Purchaser revolve around the purchasing of Receivables from the Company pursuant to the Sale and Servicing Agreement and the financing of those purchases. The Purchaser is engaging in the receivables financing business in the expectation of maintaining profitable operations. The Purchase Price of the Receivables under the Sale and Servicing Agreement has been structured such that the Purchaser's operations will generate income in excess of the Purchaser's expected costs and expenses.


          (xxxvi) All the parties to the Transaction Documents (as defined in the Opinion) are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization and have power and authority to enter into such Transaction Documents and to perform all of their respective obligations thereunder.


          (xxxvii)   The execution and delivery of the Transaction Documents
          have been duly authorized by all necessary corporate action and proceedings on the part of all parties thereto, and each Transaction Document has been duly authorized, executed and delivered by all parties thereto and constitutes the legal, valid and binding obligation of such parties, enforceable against such parties in accordance with its respective terms, and there has been no (and there will not be any) fraud in connection with any of the transactions contemplated in the respective terms and provisions of the Transaction Documents. The Transaction Documents do not, and the execution, delivery and performance thereof by each of the parties thereto, including the transfer under the Sale and Servicing Agreement, does not, violate or conflict with the certificates of incorporation or by-laws of any parties thereto, any contract or indenture to which such party is a party or by which such party is created or bound, or any law, regulation, order, writ, injunction, or decree of any court, administrative agency or other governmental authority applicable to such party.

          (xxxviii)   All matters and statements contained in the Sale and
          Servicing Agreement are true and correct and there are no written or oral terms or conditions agreed to among the parties thereto, which could vary the truth, completeness, correctness, validity or effect of any of the statements made in, or the provisions of, the Sale and Servicing Agreement and the other Relevant Documents.

          (xxxix)   All of the consideration provided for in the Sale and
          Servicing Agreement for the transfer of the Receivables on the Closing Date has been paid in full (and, in any event, constitutes adequate value for purposes of Section

          9-203(1)(b) of the UCC) and all of the conditions to such transfer (whether precedent or subsequent) have been satisfied or effectively waived.


          (xl) The Company has rights (as defined in Section 9-203(1)(c) of the UCC) in the Receivables it proposes to sell and transfer under the Sale and Servicing Agreement, at the time such sale or transfer takes place (although we do not express any opinion in this letter as to any of such rights).


          (xli) All of the Receivables are created under, and are evidenced solely by, Contracts (as defined in the Indenture) in the form delivered to us by the Company.


          (xlii) Through the UCC financing statements, the Company and the Purchaser have disclosed the transactions publicly, and none of the Company or the Purchaser otherwise has concealed or will conceal from any interested party any transfers contemplated by the Relevant Documents. None of the Company, the Manager or the Purchaser has itself removed or concealed, and will not itself remove or conceal, from creditors any of its assets, and none of the Company, the Manager or the Purchaser has participated or will participate in removing or concealing the assets of any other entity. None of the Company, the Manager or the Purchaser are entering into the transactions with the actual intent to hinder, defraud or delay any creditors.


IV.2       Representations and Warranties of the Company Relating to the
           -------------------------------------------------------------
Receivables and the Contracts.  The Company hereby represents and warrants to
-----------------------------
the Purchaser on the date hereof, on the Effective Date and on each Receivables Payment Date with respect to the New Receivables being paid for as of such date, that:


     (a) The Company is the sole legal and beneficial owner of and has all right, title and interest in and to the Receivables, and upon the sale of the Receivables to the Purchaser, the Purchaser will become the sole legal and beneficial owner of such Purchased Receivables, free and clear of any Liens, encumbrances, charges and security interests, other than Permitted Liens and Liens created by or otherwise first arising against the Purchaser, and no effective financing statement or other instrument similar in effect covering all or any part of such Purchased Receivables, the Related Security or Collections with respect thereto will at such time be on file against the Company in any filing or recording office except (i) such as have been filed in favor of the Purchaser in accordance with this Agreement and (ii) such as constitute Permitted Liens;


     (b) On the Effective Date, each Receivable sold by it hereunder and designated on the Initial Report to be an Eligible Receivable is an Eligible Receivable and, in the case of Receivables sold by it thereafter, each Receivable that is designated on a Daily Detail Report to be an Eligible Receivable, will be on the Receivables Payment Date therefor an Eligible Receivable; and

     (c) With respect to each Receivable existing on the Effective Date or, in the case of Receivables sold to the Purchaser after such date, on the date each such Receivable is sold to the Purchaser, all consents, licenses, approvals, orders or other actions of any Person or any Governmental Authority required to be obtained, effected or given by the Company in connection with the sale of such Receivable to the Purchaser have been duly obtained, effected or given and are in full force and effect except where any such failure thereof would not have a Material Adverse Effect.



                                I       ARTICLE

                                   COVENANTS



V.1       Affirmative Covenants of the Company.  The Company hereby agrees that,
          ------------------------------------
so long as there are any amounts outstanding with respect to Purchased Receivables, the Company shall:


     (a)       Compliance with Contracts and Requirements of Law.  Duly satisfy
               -------------------------------------------------
     all obligations on its part to be fulfilled under or in connection with the Receivables and the Contracts and comply with all Requirements of Law applicable to the Receivables and the Contracts the failure to satisfy or to comply with which would have a Material Adverse Effect.


     (b)       Keeping of Records.  Retain copies of the Records as custodian
               ------------------
     and agent for the Purchaser and other Persons with interests in the Purchased Receivables and at its own expense indicate on its computer files relating to the Purchased Receivables that the Purchased Receivables have been sold to the Purchaser in accordance with this Agreement.


     (c)       Credit and Collection Policy.  Comply in all material respects
               ----------------------------
     with the Credit and Collection Policy in regard to the Purchased Receivables and the Contracts.


     (d)       Inspection of Property; Discussions.  At any time and from time
               -----------------------------------
     to time during the Company's regular business hours, on reasonable advance notice, permit the Purchaser or the agents or representatives of the Purchaser or any transferee of the Purchaser to visit the offices of the Company in order (i) to examine and make abstracts from any of the Records and (ii) to discuss matters relating to the Receivables and the Contracts and the Company's performance hereunder with officers and employees of the Company having knowledge of such matters.


     (e)       Corporate Existence.  Maintain its corporate existence in the
               -------------------
     jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction where it does business, except where the failure to maintain such existence and qualifications would not have a Material Adverse Effect.

     (f)       Notices.  Furnish to the Purchaser:
               -------



               (i) promptly upon obtaining knowledge of the occurrence of any Purchase Termination Event or Potential Purchase Termination Event, written notice thereof;


                (ii) promptly upon determining that any Purchased Receivable designated as an Eligible Receivable on the applicable Daily Detail Report was not an Eligible Receivable as of the date provided therefor, written notice of such determination; and


                (iii) promptly after becoming aware of any Lien on any Purchased Receivable other than Permitted Liens.


     (g)       Further Action.  At its expense, promptly execute and deliver all
               --------------
     further instruments and documents, and take all further action, that may be necessary or, in the reasonable opinion of Purchaser, desirable in order to fully effect the purposes of this Agreement and to protect or more fully evidence the Purchaser's right, title and interest in the Purchased Receivables, or to enable the Purchaser to exercise or enforce any of its rights in respect thereof. Without limiting the generality of the foregoing, the Company will execute and file such financing or continuation statements relating to the Receivables for filing under the provisions of the UCC, or amendments thereto, and such other instruments and documents, and take all further action, that may be necessary or, in the reasonable opinion of Purchaser, desirable in order to fully effect the purposes of this Agreement and to protect or more fully evidence the Purchaser's right, title and interest in the Purchased Receivables, or to enable the Purchaser to exercise or enforce any of its rights in respect thereof. The Company hereby irrevocably authorizes the Purchaser to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Purchased Receivables sold or to be sold and the Related Security without the signature of the Company.


     (h)       Treatment of Transfers.  Treat each transfer of Receivables to
               ----------------------
     the Purchaser pursuant to Article II hereof, as between the Company and the
                               ----------
     Purchaser, as a sale or contribution, as applicable for all tax and accounting purposes.


     (i)       Initial Contribution of Capital.  The Company hereby agrees that
               -------------------------------
     on the Effective Date, and on each Receivables Payment Date thereafter, until the net worth of the Purchaser is at least $10,000,000, the Company shall transfer to the Purchaser, as a contribution of capital, all New Receivables remaining unsold on such date after the application of all cash available for the payment of the Purchase Price for New Receivables on such date pursuant to Section 2.3(b).
                      --------------

V.2      Negative Covenants of the Company.  The Company hereby agrees that,
         ---------------------------------
so long as there are any amounts outstanding with respect to Purchased Receivables, the Company shall not, directly or indirectly:


     (a)       Liens.  Except as otherwise herein provided, sell, pledge, assign
               -----
     or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or the Related Security, whether now existing or hereafter created, with respect thereto, and the Company shall defend the right, title and interest of the Purchaser in, to and under any Purchased Receivable, whether now existing or hereafter created, against all claims of third parties claiming through or under the Company; provided, however, that nothing in this subsection (a) shall prevent or be
     --------  -------                       --------------
     deemed to prohibit the Company from suffering to exist upon any of the Receivables any Permitted Liens.


     (b)       Extension or Amendment of Receivables.  Extend, rescind, cancel,
               -------------------------------------
     amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Purchased Receivables (including, without limitation, extending the due dates thereof or impairing the collectibility thereof), except (i) in accordance with the terms of the Credit and Collection Policy, (ii) as required by any Requirement of Law or
     (iii) to the extent that any such extension, rescission, cancellation, amendment or modification could not reasonably be expected to have a material adverse effect on the interests of the Purchaser or any transferee of the Purchaser.


     (c)       Change in Name.  Change its name, identity or corporate structure
               --------------
     in any manner which would or might make any financing statement or continuation statement relating to this Agreement seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the State of New York without 20 days' prior written notice to the Purchaser.


     (d)       Location of Records.  Move the location of its chief executive
               -------------------
     office or the location of the office where it keeps its records with respect to the Receivables outside of Missouri, without 20 days' prior written notice to the Purchaser, and the Company shall promptly take all actions reasonably required (including but not limited to all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to protect the Purchaser's interest in the Purchased Receivables. The Company shall give the Purchaser prompt notice of a change of the location of its chief executive office or any office where it keeps its records with respect to the Receivables within the city or county where such office is located.


     (e)       Accounting of Purchases.  Prepare any financial statements which
               -----------------------
     shall account for the transactions contemplated hereby (other than capital contributions and the Note) in any manner other than as sales of the Purchased Receivables by the Company to the Purchaser or in any other respect account for or treat the transactions contemplated hereby (including for accounting purposes and, where taxes are not consolidated, for tax purposes, except as required by law) (other than capital contributions and the Note) in any manner other than as sales of the Purchased

     Receivables by the Company to the Purchaser; provided, however, that
                                                  --------  -------
     nothing contained in this subsection (e), or in subsection (h) of
                               --------------        --------------
     Section 5.1, shall prevent or prohibit the Company from preparing,
     -----------
     presenting or filing consolidated financial statements or tax returns.


     (f)       Chattel Paper.  Take any action to cause any Receivable to be
               -------------
     evidenced by any instrument (other than an instrument which constitutes chattel paper) (each as defined in the UCC as in effect in the State of New
     York) except in connection with its enforcement or collection of a Receivable.


     (g)       Credit and Collection Policy.  Make any change or modification to
               ----------------------------
     the Credit and Collection Policy that could reasonably be expected to have a material adverse effect on the interests of the Purchaser or any transferee of the Purchaser in the Receivables. Prior to making any material change or modification to the Credit and Collection Policy, the Company hereby agrees to deliver to the Purchaser, any transferee of the Purchaser and the Rating Agency a certificate signed by a Vice President and a Treasurer, Secretary, Assistant Treasurer or Assistant Secretary of the Company to the effect that in the opinion of TWA such change or modification could not reasonably be expected to have a material adverse effect on the interests of the Purchaser or any transferee of the Purchaser in the Receivables.


     (h)       Amendment and Modification of Contracts.  Make any amendment to
               ---------------------------------------
     or modification of any contract that could reasonably be expected to have a material adverse effect on the interests of the Purchaser or any transferee of the Purchaser in the Receivables. Prior to making any material amendment to or modification of any material Contract, the Company hereby agrees to deliver to the Purchaser, and any transferee of the Purchaser a certificate signed by a Vice President and a Treasurer, Secretary, Assistant Treasurer or Assistant Secretary of the Company to the effect that such amendment or modification could not reasonably be expected to have a material adverse effect on the interests of the Purchaser or any transferee of the Purchaser in the Receivables.



                                VI      ARTICLE


                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES



(a)      Acceptance of Appointment and Other Matters Relating to the Servicer.
         --------------------------------------------------------------------
TWA hereby agrees, and is hereby appointed by the Purchaser, to act as the Servicer under this Agreement. The Servicer will have responsibility for servicing, managing and making collections on the Receivables and will have the authority to make any management decisions relating to the Receivables to the extent such authority is granted or contemplated to the Servicer under this Agreement. The Trustee shall treat TWA as the Servicer and may conclusively rely on the instructions, notices and reports of TWA, as Servicer, for so long as TWA is the Servicer.


(b) The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall write off Receivables as uncollectible, all in accordance with the Credit and Collection Policy and, to the extent not covered thereby, in accordance with general industry standards. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to

Section 11.1 of the Base Indenture, the Servicer is hereby authorized and
------------
empowered (i) to instruct the Trustee in writing to make withdrawals from, and payments to the Collection Account as set forth in the Base Indenture and any Supplements, including transfers of amounts on deposit in the Lockbox Accounts and the Concentration Account related to the Purchased Receivables to the Collection Account, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section
                                                                       -------
11.1 of the Base Indenture, to instruct the Trustee to take any action permitted
----
or required under any Enhancement at such time as set forth in the Base Indenture or any Supplement, (iii) to execute and deliver, on behalf of the Trustee for the benefit of the Noteholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables, (iv) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority as may be necessary or advisable to comply with any federal or state securities or reporting requirements or laws and (v) to delegate certain of its servicing, collection, enforcement and administrative duties hereunder with respect to the Receivables to a Person who agrees to conduct such duties in accordance with the Credit and Collection Policy. No delegation of duties by the Servicer permitted hereunder will relieve the Servicer of its liability and responsibility with respect to such duties. The Trustee agrees that it will promptly follow the written instructions of the Servicer with regard to any Enhancement and shall be fully protected in relying thereon. The Trustee shall furnish the Servicer with any documents reasonably necessary or appropriate to carry out its servicing and administrative duties hereunder; provided that in no event shall any such documents constitute a delegation of
--------
any of the Trustee's duties hereunder to the Servicer.


(c) The Servicer shall not, and no Successor Servicer shall be obligated to, use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other receivables.


(d) The Servicer shall maintain reasonable and customary fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of the Receivables, including, without limitation, depositor's forgery.

(e) The Servicer shall comply with and perform its servicing obligations with respect to the Receivables in accordance with the Contracts relating to the Receivables and the Credit and Collection Policy, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Trustee or the Noteholders.


(f) The Servicer shall not take any action to cause any Receivable to be evidenced by any instrument (other than an instrument which constitutes chattel paper) (each as defined in the UCC as in effect in the State of Missouri) except in connection with its enforcement or collection of a Receivable, in which event the Servicer shall deliver such instrument to the Trustee as soon as reasonably practicable but in no event more than 30 days after execution thereof. The Servicer shall hold any chattel paper evidencing a Receivable as custodian for the Trustee.


(g) Unless otherwise required by law or an Obligor designates that a payment be applied to a specific Receivable, all Collections received from an Obligor shall be applied to the Receivables of such Obligor in the order of the age of such Receivables then outstanding, starting with the oldest of such Receivables. During any period when purchases of Receivables by the Purchaser under the Sale and Servicing Agreement have been suspended or terminated, payments from Obligors of Purchased Receivables and other Receivables relating to an Obligor will be allocated to the Receivables of such Obligor as provided in Section 2.9
                                                                    -----------
hereof.


(h) The Servicer shall instruct all Obligors to make all payments in respect of the Receivables to a Lockbox or a Lockbox Account. All Collections received in a Lockbox shall, within one Business Day of receipt thereof be deposited in a Lockbox Account. In the event that any payments in respect of the Receivables are made directly to the Servicer, including, without limitation, any employees thereof or independent contractors employed thereby, the Servicer shall, within two Business Days of receipt thereof, deposit such amounts in a Lockbox Account.


(i) As soon as practicable but in any event not later than the Business Day following the date of establishment by the Servicer that any of the collected funds received in any of the Lockboxes or the Lockbox Accounts do not constitute Collections on account of the Receivables, such monies which do not constitute such Collections shall be remitted to the Purchaser, provided, that a certification of such remittance shall be sent to the Trustee.


(j) All collections received or deposited in the Collection Account as "Collections" shall be deemed, for purposes of this Agreement, to have been received or deposited as of the Business Day Received (as defined in the immediately succeeding sentence). As used herein, the term "Business Day Received" shall mean if funds are deposited in the Collection Account by 4:30 p.m. (Eastern Standard Time), such day of deposit and (ii) if funds are deposited in the Collection Account after 4:30 p.m. (Eastern Standard Time), the Business Day next following such day of deposit.


VI.1     Servicing Compensation. As full compensation for its servicing
         ----------------------
activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive on each Payment Date for the preceding Interest Period prior to the Termination Date a servicing fee (the "Servicing Fee"). The
                           -------------

Servicing Fee shall be payable to the Servicer solely pursuant to the terms of, and to the extent amounts are available for payment under Article IV of the Base
                                                          ----------
Indenture and any applicable Supplement.


     The Servicer's expenses include the amounts due to the Trustee pursuant to
Section 12.5 of the Base Indenture and the reasonable fees and disbursements of
------------
independent accountants, and including all other fees and expenses of the Trustee (including counsel fees, if any) not expressly stated in the Base Indenture to be for the account of the Noteholders; provided, however, that in
                                                    --------  -------
no event shall the Servicer be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trustee or the Noteholders except as expressly provided herein or in the Related Documents. The Servicer shall be required to pay expenses for its own account, and shall not be entitled to any payment therefor other than the Servicing Fee.

VI.2     Representations, Warranties and Covenants of the Servicer. As of (i)
         ---------------------------------------------------------
the Issuance Date of each Series and (ii) each Receivables Payment Date, TWA, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, the following representations, warranties and covenants on which the Trustee shall be deemed to have relied upon in accepting the Receivables in trust and in authenticating the Notes:


     (a)  Organization and Good Standing.  Such Person is a corporation duly
          ------------------------------
     organized, validly existing and in good standing under the applicable laws of the jurisdiction of its incorporation, and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its servicing business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the Related Documents to which it is a party.


     (b)  Due Qualification.  Such Person is duly qualified to do business and
          -----------------
     is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables as required by this Agreement requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement and the Related Documents to which it is a party.


     (c)  Due Authorization.  The execution and delivery of this Agreement and
          -----------------
     the Related Documents to which it is a party and the consummation of the transactions provided for herein and therein have been duly authorized by all necessary corporate action on the part of such Person.


     (d)  Binding Obligation.  This Agreement and the Related Documents to which
          ------------------
     it is a party constitute legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereinafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).


     (e)  No Violation or Conflict.  The execution and delivery of this
          ------------------------
     Agreement and the Related Documents to which it is a party by such Person, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof applicable to such Person will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to such Person or any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such Person is a party or by which it or its properties are bound, except where the violation, breach or default would not have a material adverse affect on the validity or enforceability of this Agreement and the Related Documents to which it is a party or the ability of such Person to perform its obligations hereunder or thereunder.


     (f)  No Proceedings.  There are no proceedings or, to the best knowledge of
          --------------
     such Person, investigations, pending or threatened against such Person before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Related Documents, or (iii) seeking any determination or ruling that, in the reasonable judgment of such Person, would materially and adversely affect the performance by such Person of its obligations under this Agreement or any of the Related Documents.


     (g)  Compliance with Requirements of Law.  Such Person shall maintain in
          -----------------------------------
     effect all qualifications required under Requirements of Law applicable to it in order to permit proper servicing of the Receivables and will comply in all material respects with all Requirements of Law in connection with servicing the Receivables the failure to comply with which would have a material adverse effect on the Purchaser or the Noteholders.


     (h)  No Rescission or Cancellation.  Such Person shall not extend, rescind,
          -----------------------------
     cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Receivables, except (i) in accordance with the terms of the Credit and Collection Policy, (ii) as required by any Requirement of Law or (iii) to the extent that any such extension, rescission, cancellation, amendment or modification could not reasonably be expected to have a material adverse effect on the interests of the Purchaser or the Noteholders.


     (i)  Protection of Purchaser's and Noteholders' Rights.  Such Person shall
          -------------------------------------------------
     take no action, nor omit to take any action, which would substantially impair the rights of the Purchaser or the Noteholders in the Receivables.

     (j)  All Consents Required.  All consents, licenses, approvals, orders or
          ---------------------
     other actions of any Person or any Governmental Authority required to be obtained, effected or given by such Person in connection with the execution and delivery by such Person of this Agreement or the Related Documents, the performance by such Person of the transactions contemplated by this Agreement or the Related Documents, and the fulfillment by such Person of the terms hereof and thereof, have been duly obtained, effected or given and are in full force and effect.


     (k)  Security Interest.  Except for the conveyance hereunder, such Person
          -----------------
     will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable sold to the Purchaser, whether now existing or hereafter created, or any interest therein, and such Person shall defend the right, title and interest of the Trustee in, to and under any Receivable sold to the Purchaser, whether now existing or hereafter created, against all claims of third parties claiming through or under the Servicer, TWA or the Purchaser; provided, however, that nothing in this subsection (k) shall prevent or be
     --------  -------                       --------------
     deemed to prohibit the Servicer from suffering to exist upon any of the Receivables any Permitted Liens.


     (l)  Location of Records.  Such Person (i) will not move its chief
          -------------------
     executive office or any of the offices where it keeps its records with respect to the Receivables outside of the State of Missouri without giving 20 days' prior written notice to the Trustee and (ii) will promptly take all actions reasonably required (including but not limited to all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue the first priority perfected ownership interest of the Noteholders in all Receivables now owned or hereafter created. Such Person will give the Trustee prompt notice of a change of the location of its chief executive office or any office where it keeps its records with respect to the Receivables within the city or county where such office is located.


     (m)  Computer Systems.  Such Person will maintain all licenses for computer
          ----------------
     programs and systems that are necessary for the collection and administration of the Receivables in accordance with this Agreement. Such Person will not make any material changes to any of the computer programs or computer systems necessary for the collection or administration of the Receivables without giving written notice of such change to the Trustee and the Rating Agency.


     In the event of any breach by the Servicer of any of the representations, warranties or covenants contained in Section 6.1(e) or (f) or Section 6.3(h),
                                     --------------    ---    --------------
(i) or (k) which materially and adversely affects the interests of the
---    ---
Noteholders in any Receivable (which determination shall be made without regard to the availability of any Enhancement) then, upon the earlier to occur of the discovery of such event by any such Person, or receipt by the Servicer of written notice of such event given by any Agent or the Trustee (in each case whether such breach relates to such Person or to another Person bound by such representations, warranties and covenants), the Servicer shall purchase such Receivable from the Purchaser pursuant to the next succeeding paragraph.

     The Servicer shall purchase such Receivable by depositing into the Series Principal Collection Subaccount with respect to each Outstanding Series in immediately available funds on the Business Day following the date on which the obligation to make such purchase arises pursuant to this Section 6.3 such
                                                         -----------
Series' pro rata share of an amount equal to the outstanding Repurchase Price of
        --- ----
such Receivable (the "Servicer Purchase Amount").  Upon each such purchase by
                      ------------------------
the Servicer, the Purchaser shall automatically and without further action be deemed to sell, transfer, assign, and set over, and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Purchaser in and to such Receivable, all monies due or to become due with respect thereto and all proceeds thereof; and such Receivable shall be treated by the Purchaser as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any Receivable pursuant to this Section 6.3. The obligation of the Servicer to purchase any such
     -----------
Receivables shall constitute the sole remedy respecting any breach of the representations, warranties and covenants set forth in subsection 6.1(e) or (f),
                                                       -----------------    ---
6.3(h), (i) or (k) with respect to such Receivables available to Noteholders or
------  ---    ---
the Trustee on behalf of Noteholders.


VI.3     Notices to Initial Servicer.  In the event that TWA is no longer
         ---------------------------
acting as Servicer, any Successor Servicer appointed pursuant to Section 11.2 of
                                                                 ------------
the Base Indenture shall deliver or make available to TWA each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 11.2, 11.3 and 11.4 of the Base Indenture.
-------------  ----     ----

                              VII       ARTICLE


                             OTHER MATTERS RELATING

                                TO THE SERVICER

VII.1    Liability of the Servicer.  The Servicer shall be liable under this
         -------------------------
Article VII only to the extent of the obligations specifically undertaken by the
-----------
Servicer in its capacity as Servicer.


VII.2    Merger or Consolidation of, or Assumption of the Obligations of, the
         --------------------------------------------------------------------
Servicer.  The Servicer shall not consolidate with or merge into any other
--------
corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:


     (a) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Servicer is not the surviving entity, such corporation shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Servicer hereunder;

     (b) the Servicer has delivered to the Trustee an Officers' Certificate executed by a Vice President or more senior officer and an opinion of Counsel each stating that such consolidation, merger, conveyance or transfer complies with this Section 7.2 and that all conditions precedent
                                 -----------
     herein provided for relating to such transaction have been complied with;


     (c) the Rating Agencies shall have been given not less than 10 Business Days' prior written notice thereof;


     (d) the servicing of the Purchased Receivables shall not be materially adversely affected thereby; and


     (e) the rating of such Person shall not be less than the rating of TWA or the Rating Agencies Condition shall have been satisfied.


VII.3    Limitation on Liability of the Servicer and Others.  Except as
         --------------------------------------------------
provided in Section 7.4 with respect to the Trustee, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer, shall be under any liability to the Trustee, the Noteholders or any other person for any action taken, or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement, the Base Indenture or any Supplement; provided, however, that this provision shall not protect the Servicer or any
--------  -------
such person against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Servicer or any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by
                                  ----- -----
any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion would require the Servicer to incur any expense or liability.


VII.4    Servicer Indemnification of the Trustee. The Servicer shall indemnify
         ---------------------------------------
and hold harmless, the Noteholders and for the benefit of the Noteholders, the Trustee and its directors, officers, agents, and employees, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Trustee or the Servicer in its capacity as Servicer pursuant to the Base Indenture and any Supplements, including those arising from acts or omissions of the Servicer pursuant to this Agreement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not
                             --------  -------
indemnify the Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute fraud, negligence or willful misconduct by the Trustee; and provided further, that the Servicer shall
                                       -------- -------
not indemnify the Trustee or the Noteholders for any liabilities, costs or expenses (i) with respect to any action taken by the Trustee at the request of the Noteholders nor (ii) with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Noteholders in connection herewith to any taxing authority nor
(iii) arising solely from the failure of an Obligor to make payment in respect of a Receivable. The provisions of this indemnity shall run directly to, and be enforceable by, an injured party and shall survive the termination of this Agreement or the Indenture, or the resignation of a Servicer.


VII.5    The Servicer Not to Resign.  The Servicer shall not resign from the
         --------------------------
obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder is no longer permissible under applicable law and (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 11.2
                                                                    ------------
of the Base Indenture.


(a)      Access to Certain Documentation and Information Regarding the
         -------------------------------------------------------------
Receivables.  The Servicer shall provide to the Trustee and its agents and
-----------
attorneys access to the documentation regarding the Contracts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only upon reasonable request, during normal business hours, subject to the Servicer's normal and reasonable security and confidentiality procedures and at offices designated by the Servicer. Nothing in this Section 7.6 shall
                                                           -----------
derogate from the obligation of the Purchaser, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this
Section 7.6 as a result of such obligation shall not constitute a breach of this
-----------
Section 7.6.
-----------

                                VIII     ARTICLE


                          PURCHASE TERMINATION EVENTS


VIII.1   Purchase Termination Events.  If any of the following events (herein
         ---------------------------
called a "Purchase Termination Event") shall have occurred and be continuing:
          --------------------------

     (a) the Company shall fail to pay any amount required to be paid by the Company hereunder when due and such failure continues for more than one Business Day after the date on which written notice of such failure shall have been given by the Purchaser to the Company;


     (b) the Company shall fail to observe or perform in any material respect any covenant or agreement applicable to it contained herein (other than as specified in subsection (a) of this Section 8.1); provided, that no
                                                 -----------   --------
     such failure shall constitute a Purchase Termination Event under this subsection (b) unless (i) such failure
     --------------
     continues unremedied for a period of 30 days from the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company and the Trustee by the Purchaser or (ii) such failure is in respect of Section 5.2(a) and the Company shall have failed to
                      --------------
     comply with the provisions of Section 2.6 in respect thereof within five
                                   -----------
     Business Days of when the Company was obligated to do so;


     (c) any representation, warranty, certification or statement made or deemed made by the Company in this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made, provided, that a Purchase Termination Event shall not be deemed to have
     --------
     occurred under this subsection (c) based upon a breach of any representation or warranty set forth in Section 2.6 if the Company shall
                                             -----------
     have complied with the provisions of Section 2.6 in respect thereof within
                                          -----------
     five Business Days of when the Company was obligated to do so;


     (d)       a Suspension Period shall commence under the Base Indenture; or


     (e)       there shall have occurred an Early Amortization Event.


then, (x) if such event is a Purchase Termination Event described in subsection
                                                                     ----------
(d) or (e) above, automatically the obligation of the Purchaser to purchase
---    ---
Receivables from the Company shall thereupon terminate without notice of any kind, which is hereby waived by the Company or (y) if such event is any other Purchase Termination Event, so long as such Purchase Termination Event shall be continuing, the Purchaser may by notice to the Company suspend or terminate its obligation to purchase Receivables from the Company. In respect of subsection
                                                                    ----------
(d) above, upon the termination of the Suspension Period (other than upon the
---
occurrence of an Early Amortization Event), the Purchaser may resume the purchase of Receivables from the Company hereunder by giving written notice to the Company. If the Purchaser suspends its obligation to purchase Receivables from the Company hereunder pursuant to subsections (a), (b), (c) or (d) above,
                                       ---------------  ---  ---    ---
it may resume such purchases by giving written notice to the Company and the Trustee.


                                IX   ARTICLE


                               SERVICER DEFAULTS


IX.1     Servicer Defaults.  If any of the following events (herein called a
         -----------------
"Servicer Default") shall have occurred and be continuing, either the Trustee,
 ----------------
on behalf of the Noteholders or the Noteholders having more than 50% of the aggregate Noteholders' interests of all outstanding Notes upon written notice, shall have the right to terminate all of the rights and obligations of the Servicer as Servicer under this Agreement and to appoint a new Servicer (the "Successor Servicer") as provided in Section 11.2 of the Base Indenture. A
 ------------------                  ------------
Successor Servicer must be legally qualified and have the corporate power and authority to service the Receivables and must have demonstrated the ability to service a portfolio of similar receivables in accordance with applicable industry standards of skill and care. Servicer agrees to cooperate with the Trustee and any Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer shall promptly transfer all of its records relating to the Receivables to the Successor Servicer in such form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. The Servicer shall deliver, or cause to be delivered, to the Successor Servicer licenses, or the Successor Servicer shall otherwise be satisfied with its ability, to use any computer programs, material tapes, disks, cassettes and data necessary to permit the collection of the Receivables by the Successor Servicer without the participation of TWA. To the extent that compliance with this Section 9.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest. Upon the event of a Servicer Default, the Servicer shall provide to the Trustee access to its facilities, systems, equipment and leasehold agreements.


IX.2     Covenants of the Servicer.  The Servicer hereby agrees that:
         -------------------------


     (a) it shall observe each and every of its covenants (both affirmative and negative) contained in this Agreement in all material respects;


     (b) it shall furnish the following documents to the Purchaser and the Trustee (which shall make the same available to any Noteholder upon written request therefrom):


         (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Servicer (commencing with the quarter ended March 31, 1998) unaudited quarterly financial statements (including a balance sheet and income statement) for the Servicer, all of which financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis, certified by the chief financial officer or chief accounting officer of the Servicer as being fairly stated in all material respects when considered as a whole (subject to normal year-end audit adjustments); and


         (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Servicer (commencing with the fiscal year ended December 31, 1998) audited annual financial statements (including a balance sheet, income statement and statement of cash flow) for the Servicer, together with the report of such firm on such audit, all of which financial statements must be prepared in accordance with generally accepted accounting principles applied on a consistent basis, and which firm shall be an nationally recognized independent accounting firm; and



                                X      ARTICLE


                                    THE NOTE



X.1      Note.  On the Effective Date, the Purchaser shall issue to the
         ----
Company a note substantially in the form of Exhibit A (the "Note"). The
                                                            ----
aggregate principal amount of the Note at any time shall be equal to the difference between (a) the aggregate principal amount on the issuance thereof and each addition to the principal amount of the Note pursuant to the terms of
Section 2.3, including any amounts payable by the Purchaser pursuant to Section
-----------                                                             -------
2.5, minus (b) the aggregate amount of all payments made in respect of the
---- -----
principal of the Note pursuant to Section 10.2 or otherwise. Interest on the
                                  ------------
outstanding principal amount of the Note shall accrue at the per annum rate of 11% from and including the Effective Date and shall be paid on each Payment Date with respect to amounts accrued and not paid as of the last day of the preceding Interest Period and/or the Maturity Date.


(a)      Prepayments.    The Purchaser may, from time to time, on any Business
         -----------
Day prepay the principal amount of the Note, in whole or in part, without penalty.


(b) On each Business Day, the Purchaser shall pay to the Company in respect of the principal amount of the Note an amount equal to the lesser of (i) Available Funds on such Business Day and (ii) the principal amount of the Note outstanding.


(c) On each Business Day prior to the suspension or termination of purchases hereunder on which the aggregate amount of Company Adjustment Payments and/or Company Repurchase Payments payable by the Company exceeds the aggregate Purchase Price payable by the Purchaser on such Business Day, the principal amount of the Note shall be reduced by an amount equal to such excess.


X.2      Maturity Date.  The unpaid principal amount of the Note shall be due
         -------------
and payable one year after the latest Series Termination Date under any Supplement or such later date as may be agreed to by the Company and the Purchaser (the "Maturity Date").


X.3      Restrictions on Transfer of Note.  Neither the Note, nor any right of
         --------------------------------
the Company to receive payments thereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed, and any purported assignment, transfer, exchange, pledge, hypothecation, participation or other conveyance of this Note or any right of the Company to receive payments hereunder shall be void ab initio and of no effect.

                                XI      ARTICLE

                                 MISCELLANEOUS

XI.1     Annual Certificate.  On or before January 31, in each calendar year,
         ------------------
commencing in 1999, the Company shall furnish to the Issuer and to the Rating Agency an Officer's Certificate in the form of Exhibit B attached hereto.


XI.2     Payments.  Each cash payment to be made by the Purchaser or the
         --------
Company hereunder shall be made not later than 5:30 p.m. (Eastern Standard) on the required payment date in Dollars by wire transfer to a bank account of the Purchaser or the Company, as the case may be, designated in writing by the Purchaser to the Company or the Company to the Purchaser, as the case may be.


XI.3     Costs and Expenses.  The Company agrees (i) to pay or reimburse the
         ------------------
Purchaser for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any of the other Sale Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Purchaser and (ii) to pay, indemnify, and hold the Purchaser harmless from, (A) all claims, disputes, damages, penalties and losses arising from the Receivables or the underlying collateral (including any product warranty-related claims, but excluding write-offs) and (B) any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents.


XI.4     Successors and Assigns.  This Agreement shall be binding upon and
         ----------------------
inure to the benefit of the Company and the Purchaser and their respective successors (whether by merger, consolidation or otherwise) and assigns. The Company agrees that it will not assign or transfer all or any portion of its rights or delegate any of its obligations hereunder without the prior written consent of the Purchaser. The Company acknowledges that the Purchaser shall assign all of its rights hereunder to the Trustee for the benefit of the Noteholders. The Company consents to such assignment and agrees that the Trustee, to the extent provided in the Base Indenture and any Supplement, shall be entitled to enforce the terms of this Agreement and the rights (including, without limitation, the right to grant or withhold any consent or waiver) of the Purchaser directly against the Company, whether or not a Purchase Termination Event has occurred. The Company further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Trustee until all amounts due to the Noteholders are paid in full. The Trustee shall have the rights of a third-party beneficiary under this Agreement.


XI.5     GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
         -------------
PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED

BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


XI.6     No Waiver; Cumulative Remedies.  No failure to exercise and no delay
         ------------------------------
in exercising, on the part of the Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.


XI.7     Amendments and Waivers.  Neither this Agreement nor any terms hereof
         ----------------------
may be amended, supplemented or modified except in a writing signed by the Purchaser and the Company and acknowledged by the Trustee. The Company shall provide written notice to the Rating Agency of any amendment to this Agreement.


XI.8     Severability.  Any provision of this Agreement which is prohibited or
         ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


XI.9     Notices.  All demands, notices and communications hereunder shall be
         -------
in writing delivered by hand or by facsimile and shall be deemed to have been duly given, in the case of notice by facsimile, when telecopied to the following number, or, in the case of notice by hand, if personally delivered at the following addresses or to such other addresses as may be hereafter notified by the respective parties hereto:



     The Purchaser:  CONSTELLATION FINANCE LLC
                     11500 Ambassador Drive
                     Kansas City, MO 64153
                     Attention:  Christine R. Deister, President, Treasurer and
                                 Assistant Secretary
                     Telecopy:  (816) 464-5421


     The Company:    TRANS WORLD AIRLINES, INC.
                     One City Centre
                     515 N. Sixth Street
                     St. Louis, MO 63101
                     Attention:  Chief Financial Officer
                     Telecopy:  (314) 589-3074

     With a copy to:  TRANS WORLD AIRLINES, INC.
                      One City Centre
                      515 N. Sixth Street
                      St. Louis, MO 63101
                      Attention:  General Counsel
                      Telecopy:  (314) 589-3267


                      THE CHASE MANHATTAN BANK
                      450 West 33rd Street, 15th Floor
                      New York, New York 10022
                      Attention:  Joann Manieri
                      Telecopy:  (212) 946-3916/3240

XI.10    Counterparts.  This Agreement may be executed by one or more of the
         ------------
parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


XI.11    WAIVERS OF JURY TRIAL.  THE COMPANY AND THE PURCHASER HEREBY
         ---------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.


XI.12    Submission To Jurisdiction; Waivers.  The Company and the Purchaser
         -----------------------------------
each hereby irrevocably and unconditionally:


     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Sale Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;


     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;


     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered mail (or any substantially similar form of mail), postage prepaid, to the such Person at its address set forth in Section 11.9 or at such other address of which the
                              ------------
     Purchaser shall have been notified pursuant thereto;


     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.


XI.13    No Bankruptcy Petition.  The Company covenants and agrees that, prior
         ----------------------
to the date which is one year and one day after the date of termination of this Agreement pursuant to Section 11.15, it will not institute against, or join any
                      -------------
other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.


XI.14    Limited Recourse.  The obligations of the Purchaser hereunder shall
         ----------------
be due and payable only to the extent that the Purchaser's assets are sufficient to pay such obligations. Without limitation of the obligations of the Purchaser, no recourse shall be had for the payment of any amount owing in respect of this Agreement or any other Related Document against any stockholder, employee, officer, director or incorporator of the Purchaser based solely on their status as such. The provisions of this Section 11.14 shall survive the termination of
                                -------------
this Agreement.


XI.15    Termination.  This Agreement will terminate at such time as (a) the
         -----------
Termination Date shall have occurred and (b) all Receivables sold hereunder have been collected and the proceeds thereof turned over to the Purchaser and all other amounts owing to the Purchaser hereunder shall have been paid in full or, if Receivables sold hereunder have not been collected such Receivables have become Defaulted Receivables and the Servicer shall have completed its collection efforts in respect thereto; provided, however, that the indemnities
                                       --------  -------
of the Company to the Purchaser and the Trustee set forth in this Agreement shall survive such termination and provided further that the Purchaser shall
                                   -------- -------
remain entitled to receive any collections on Receivables sold hereunder which have become Defaulted Receivables after the Servicer shall have completed its collection efforts in respect thereof.


XI.16    Confidentiality.  The Purchaser agrees to keep confidential all
         ---------------
non-public information provided to it by the Company pursuant to this Agreement; provided that nothing herein shall prevent the Purchaser from disclosing any
--------
such information (i) to the Trustee, (ii) to any Person who acquires, or is interested in acquiring, an interest in the Purchased Receivables from the Purchaser, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over the Purchaser (provided that notice of such request or demand shall be furnished to the Company unless such notice is legally prohibited or such Governmental Authority requests that such notice not be furnished to the Company), (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (provided that notice of such order or requirement shall be furnished to the Company unless such notice is legally prohibited or such court or Governmental Authority requests that such notice or requirement not be furnished to the Company), (vi) which has been publicly disclosed other than in breach of this Agreement or (vii) in connection with the collection of any Purchased

Receivable or the exercise of any remedy hereunder or under the Base Indenture or any Supplement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                              TRANS WORLD AIRLINES, INC.,
                                as Originator, Seller, and Servicer


                                    By:/s/ Kathleen A. Soled
                                       ---------------------
                                       Name: Kathleen A. Soled
                                       Title: Vice President, Legal &
                                              Corporate Secretary



                              CONSTELLATION FINANCE LLC,
                                as purchaser



                                    By:/s/ C.R. Deister
                                       ----------------
                                       Name: Christine Deister
                                       Title: President

Accepted and Agreed to by

THE CHASE MANHATTAN BANK,
as Trustee



By:/s/ Jo Ann Manieri
   ------------------
   Name: Jo Ann Manieri
   Title: Trust Officer

                                                                EXHIBIT A to the
                                                    Sale and Servicing Agreement
                                                    ----------------------------



                                      NOTE



                                                               December 30, 1997



     CONSTELLATION FINANCE LLC, a Delaware limited liability company (the "Purchaser"), hereby promises to pay to the order of TRANS WORLD AIRLINES, INC.,
----------
a Delaware corporation (the "Company"), the aggregate principal amount of this
                             -------
Note, determined as described below, together with interest thereon which shall accrue at a per annum rate of 11% from and including the Effective Date, and which shall be paid on each Payment Date with respect to amounts accrued and not paid as of the last day of the preceding Interest Period and/or the Maturity Date (or, in the case of the first Payment Date, as of the date on which this
Note is issued). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement dated as of December 30, 1997, between the Company and the Purchaser (such agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with its terms, the "Sale and Servicing Agreement").
                                            ----------------------------
This Note is the Note referred to in the Sale and Servicing Agreement.

     The aggregate principal amount of this Note at any time shall be equal to the difference between (a) the aggregate principal amount on the issuance hereof and each addition to the principal amount of this Note pursuant to the terms of

Section 2.3 of the Sale and Servicing Agreement, including any amounts payable
-----------
by the Purchaser pursuant to Section 2.5 of the Sale and Servicing Agreement, as
                             -----------
noted on the attached grid,  minus (b) the aggregate amount of all payments made
                             -----
in respect of the principal of this Note pursuant to Section 10.2 of the Sale
                                                     ------------
and Servicing Agreement or otherwise, in each case, as recorded on the grid annexed to and constituting a part of this Note; provided, however, that the
                                                 --------  -------
failure to make any such recording shall not affect the obligations of the Purchaser in respect of this Note. Principal not prepaid pursuant to the terms of the Sale and Servicing Agreement shall be payable one year after the latest Series Termination Date under any Supplement, or such later date as may be agreed to by the Company and the Purchaser (the "Maturity Date"). Payments of
                                                 -------------
interest accrued on this Note at a per annum rate of 11% on the unpaid principal balance of this Note shall be paid on each Payment Date and on the Maturity Date by wire transfer of immediately available funds to such account of the Company as it may designate in writing. Such payments shall be made no later than 5:30 p.m. (Eastern Standard) on the required payment date. Notwithstanding the foregoing, no payments of interest or principal may be made under this Note at any time except as permitted under the terms of the Sale and Servicing Agreement.


                                    EX-A-1

     The Company covenants and agrees, and the Purchaser, by its making of this Note, likewise covenants and agrees on behalf of itself and the Series 1997-1 Noteholders, that the payment of the principal amount of and interest on this
Note is hereby expressly subordinated in right of payment to the payment and performance of all of the Purchaser's obligations under the Indenture ("Indenture Obligations") to the extent and in the manner set forth in the
-----------------------
following clauses (hereinafter, the "Subordination Provisions"):
                                     ------------------------

     (i) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Purchaser, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Purchaser or any sale of all or substantially all of the assets of the Purchaser (such proceedings being herein collectively called "Bankruptcy
                                                              ----------
Proceedings"), the Indenture Obligations shall first be paid and performed in
-----------
full before the Company shall be entitled to receive and to retain any payment or distribution in respect of this Note. In order to implement the foregoing:
(i) all payments and distributions of any kind or character in respect of this Note to which the Company would be entitled except for this clause (i) shall be
                                                            ----------
made directly to the Trustee (for the benefit of the Series 1997-1 Noteholders);
(ii) the Company shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Trustee (for the benefit of the Series 1997-1 Noteholders) until the Indenture Obligations shall have been paid and performed in full; and (iii) the Company hereby irrevocably agrees that if the Company fails to comply with the terms of clause (ii) above, the Trustee (for the benefit of the Series 1997-
             -----------
1 Noteholders), in the name of the Company or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Company relating to this Note, in each case until the Indenture Obligations shall have been paid and performed in full;


     (ii) In the event that the Company receives any payment or other distribution of any kind or character from the Purchaser or from any other source whatsoever, in respect of this Note, other than as expressly permitted by the terms of this Note, such payment or other distribution shall be received for the sole benefit of the Series 1997-1 Noteholders and shall be turned over by the Company to the Trustee (for the benefit of the Series 1997-1 Noteholders) forthwith. The Company will mark its books and records so as clearly to indicate that this Note is subordinated in accordance with the terms hereof.
All payments and distributions received by the Trustee in respect of this Note, to the extent received in or converted into cash, may be applied by the Trustee (for the benefit of the Series 1997-1 Noteholders) first to the payment of any and all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Trustee or the Series 1997-1 Noteholders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Note, and any balance thereof shall, solely as between the Company and the Series 1997-1 Noteholders, be applied by the Trustee toward the payment of the Indenture Obligations; but as between the Purchaser and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Indenture Obligations;


                                    EX-A-2

     (iii) Notwithstanding any payments or distributions received by the Series 1997-1 Noteholders in respect of this Note, while any Bankruptcy Proceedings are pending the Company shall not be subrogated to the then existing rights of the Series 1997-1 Noteholders in respect of the Indenture Obligations until the Indenture Obligations have been paid and performed in full;

     (iv) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Company, on the one hand, and the Series 1997-1 Noteholders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Note is intended to or shall impair, as between the Purchaser, its creditors (other than the Series 1997-1 Noteholders) and the Company, the Purchaser's obligation, which is unconditional and absolute, to pay the Company the principal of and interest on this Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Company and creditors of the Purchaser (other than the Series 1997-1 Noteholders);

     (v) The Company shall not, until the Indenture Obligations have been paid and performed in full, cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Purchaser, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Indenture Obligations, this Note or any rights in respect hereof;


     (vi) The Company shall not, without the advance written consent of the Trustee and any Enhancement Provider commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Purchaser until at least one year and one day shall have passed since the Indenture Obligations shall have been paid and performed in full;

     (vii) If, at any time, any payment (in whole or in part) of any Indenture Obligations are rescinded or must be restored or returned by the Trustee or the Series 1997-1 Noteholders (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

     (viii) Without affecting the rights and restrictions set forth in the Sale and Servicing Agreement and the Series 1997-1 Supplement, the Trustee (for the benefit of the Series 1997-1 Noteholders) may, from time to time, at its sole discretion, without notice to the Company, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions:
(i) retain or obtain from any Person an interest in any property to secure any of the Indenture Obligations; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Indenture Obligations; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Indenture Obligations, or release or compromise any obligation of any nature with respect to any of the Indenture Obligations; (iv) amend, supplement, amend and restate, or otherwise modify the Base Indenture, the Series 1997-1 Supplement or any other transaction document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for


                                    EX-A-3
all or any part of any rights or property securing the Indenture Obligations, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

     (ix) The Company hereby waives: (i) notice of acceptance of these Subordination Provisions by the Trustee or the Series 1997-1 Noteholders; (ii) notice of the existence, creation, non-payment or non-performance of the Indenture Obligations; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Indenture Obligations, or any thereof, or any security therefor;

     (x) The Series 1997-1 Noteholders may, from time to time, on the terms and subject to the conditions set forth in the Base Indenture and the Series 1997-1 Supplement, but without notice to the Company, assign or transfer any or all of the Indenture Obligations, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Indenture Obligations shall be and remain Indenture Obligations for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Indenture Obligations or of any interest of such assignee or transferee in the Indenture Obligations shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

     (xi) These Subordination Provisions constitute a continuing offer from the holder of this Note to all Persons who become the holders of, or who continue to hold, the Indenture Obligations; and these Subordination Provisions are made for the benefit of the Series 1997-1 Noteholders, and the Trustee may proceed to enforce such provisions on behalf of each of such Persons.


     Neither this Note, nor any right of the Company to receive payments hereunder, may be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed, and any purported assignment, transfer, exchange, pledge, hypothecation, participation or other conveyance of this Note or any right of the Company to receive payments hereunder shall be void ab initio and of no effect.


     The Purchaser hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The failure of any holder to exercise any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.


                                    EX-A-4

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



                               CONSTELLATION FINANCE LLC


                               By:
                                   Name:
                                   Title:


                                    EX-A-5

                         SCHEDULE OF PRINCIPAL BALANCES



         This Schedule evidences additions to and payments made in respect of the principal balance of the Note, on the dates, in the principal amounts, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below:


      Date of Increase/Decrease                     Principal                       Unpaid              Notation
        in Principal Balance                         Amount                       Principal              Made By
        --------------------                    Increase/Decrease                   Amount               -------
                                                -----------------                   ------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------


                                    EX-A-6